UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
SCHEDULE 14A
________________________________________________
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )
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ADVANCED ENERGY INDUSTRIES, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 4, 2017
To Our Stockholders:
The 2017 Annual Meeting of Stockholders of Advanced Energy Industries, Inc. (“Advanced Energy” or the “Company”) will be held on Thursday, May 4, 2017, at 9:00 a.m. Mountain Daylight Time, at Advanced Energy’s corporate offices, 1625 Sharp Point Drive, Fort Collins, Colorado 80525. At the meeting, you will be asked to vote on the following matters:

1.	Election of seven (7) directors;

2.	Ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm for 2017;

3.	Approval of Advanced Energy’s 2017 Omnibus Incentive Plan (including the form of the Long Term Incentive Plan attached thereto);

4.	Approval of Advanced Energy’s Short Term Incentive Plan;

5.	Advisory approval of Advanced Energy’s compensation of its named executive officers;

6.	Advisory vote on the frequency of future advisory votes on executive compensation;

7.	Approval of an amendment to Advanced Energy’s bylaws to provide that Delaware will serve as the exclusive forum for the adjudication of certain legal disputes; and

8.	Any other matters of business properly brought before the meeting.
Each of matters 1 through 7 is described in detail in the accompanying proxy statement, dated March [ ], 2017.
If you owned common stock of Advanced Energy at the close of business on Tuesday, March 7, 2017, you are entitled to receive this notice and to vote at the meeting.
All stockholders are cordially invited to attend the meeting in person. If you do not plan to attend the meeting and vote your shares of common stock in person, please authorize a proxy to vote your shares in one of the following ways:

Use the toll-free telephone number shown on your proxy card (this call is toll-free, if made in the United States or Canada);

Go to the website address shown on your proxy card and authorize a proxy via the Internet; or

Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.
Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors,

Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary

Fort Collins, Colorado
March [ ], 2017

YOUR VOTE IS IMPORTANT

Date:        March [ ], 2017

To:        Our Stockholders

From:        Yuval Wasserman

Subject:        Invitation to Our 2017 Annual Meeting of Stockholders

Please come to our 2017 Annual Meeting of Stockholders to learn about Advanced Energy, what we have accomplished in the last year and our plans for 2017. The meeting will be held:
Thursday, May 4, 2017
9:00 a.m. Mountain Daylight Time
Advanced Energy’s Corporate Offices
1625 Sharp Point Drive
Fort Collins, Colorado 80525
This proxy statement describes the matters that management of Advanced Energy intends to present to the stockholders for approval at the annual meeting. Accompanying this proxy statement are Advanced Energy’s 2016 Annual Report to Stockholders and a form of proxy. All voting on matters presented at the annual meeting will be by proxy or by ballot in person, in accordance with the procedures described in this proxy statement. Instructions for voting are included in the proxy statement. Your proxy may be revoked at any time prior to the meeting in the manner described in this proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2017:
This notice for the annual meeting, the proxy card, and the 2016 Annual Report, including the Annual Report on Form 10-K are available online at: www.proxydocs.com/aeis.

Yuval Wasserman
President & Chief Executive Officer
This proxy statement and the accompanying proxy card and materials are first being sent to stockholders or made available electronically on or about March [ ], 2017.

GENERAL
This proxy statement and the accompanying materials are being sent to stockholders of Advanced Energy as part of a solicitation for proxies for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on March [ ], 2017. The Board of Directors of Advanced Energy (the “Board of Directors” or the “Board”) is making this solicitation for proxies. By delivering the enclosed proxy card by any of the methods described on the card, you will appoint each of Yuval Wasserman and Thomas O. McGimpsey as your agent and proxy to vote your shares of common stock at the meeting. In this proxy statement, “proxy holders” refers to Messrs. Wasserman and McGimpsey in their capacities as your agents and proxies.
Advanced Energy’s principal executive offices are located at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. The telephone number is (970) 221-4670.
Proposals
We intend to present seven (7) proposals to the stockholders at the meeting:

1.	Election of seven (7) directors;

2.	Ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm for 2017;

3.	Approval of Advanced Energy’s 2017 Omnibus Incentive Plan (including the form of the Long Term Incentive Plan attached thereto);

4.	Approval of Advanced Energy’s Short Term Incentive Plan;

5.	Advisory approval of Advanced Energy’s compensation of its named executive officers;

6.	Advisory vote on the frequency of future advisory votes on executive compensation; and

7.	Approval of an amendment to Advanced Energy’s bylaws to provide that Delaware will serve as the exclusive forum for the adjudication of certain legal disputes.
We do not know of any other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, the proxy holders intend to vote the shares they represent on such matters as the Board of Directors may recommend. The proposed corporate actions on which the stockholders are being asked to vote at the Annual Meeting are not corporate actions for which stockholders of a Delaware corporation have the right to exercise appraisal rights under the Delaware General Corporation Law.
Record Date and Share Ownership
If you owned shares of Advanced Energy common stock in your name as of the close of business on Tuesday, March 7, 2017, you are entitled to vote on the proposals that are presented at the meeting. On that date, which is referred to as the “record date” for the meeting, [__________] shares of Advanced Energy common stock were issued and outstanding and were held by approximately [____] stockholders of record, according to the records of American Stock Transfer & Trust Company, Advanced Energy’s transfer agent.
Voting Procedures
Each share of Advanced Energy common stock that you hold entitles you to one vote on each of the proposals that are presented at the Annual Meeting. Each stockholder entitled to vote at the Annual Meeting may cast his, her or its vote in person or by proxy. To vote in person, a stockholder should attend the Annual Meeting with a completed proxy or, alternatively, the Company will give you a ballot to complete upon arrival at the Annual Meeting. To vote by mail using a proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. To vote by telephone, dial (866) 390-9955 using a touch-tone phone and follow the recorded instructions. To vote via the Internet, a stockholder must go to www.proxypush.com/aeis and complete an electronic proxy card.
The inspector of the election will determine whether or not a quorum is present at the Annual Meeting. A quorum will be present at the meeting if a majority of the shares of common stock entitled to vote at the meeting are represented at the meeting, either by proxy or by the person who owns the shares. In the event there are not sufficient shares present for a quorum or to approve any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. Advanced Energy’s transfer agent will deliver a report to the inspector of election in advance of the

Annual Meeting, tabulating the votes cast by proxies returned to the transfer agent. The inspector of election will tabulate the final vote count, including the votes cast in person and by proxy at the meeting.
If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker concerning how to vote your shares. Under the rules for Nasdaq-listed companies, brokers cannot vote on certain matters without instructions from you. If you do not give your broker instructions or discretionary authority to vote your shares on such matters and your broker returns the proxy card without voting on a proposal, your shares will be recorded as “broker non-votes” with respect to the proposals on which the broker does not vote.
Broker non-votes and abstentions will be counted as present for purposes of determining whether a quorum is present. If a quorum is present, directors will be elected by a plurality of the votes present and each of the other matters described in this proxy statement will be approved by a majority of the votes cast on the proposal. Broker non-votes and abstentions will have no effect on the outcome of any of the matters described in this proxy statement. Cumulative voting shall not be allowed in the election of directors or any of the proposals being submitted to the stockholders at the Annual Meeting.
The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the meeting:

Proposal	Vote Required	Effect of Broker Non-Votes and Abstentions
Election of seven (7) directors	Plurality of votes present (by proxy or in person) - subject to the resignation policy described below (*)	No effect

Ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm for 2017	Majority of the votes cast at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect

Approval of Advanced Energy’s 2017 Omnibus Incentive Plan (including the form of the Long Term Incentive Plan attached thereto)	Majority of the votes cast at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect

Approval of Advanced Energy’s Short Term Incentive Plan	Majority of the votes cast at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect

Advisory approval of Advanced Energy’s compensation of its named executive officers	This is an advisory vote which is not binding	No effect

Advisory vote on the frequency of future advisory votes on executive compensation	This is an advisory vote which is not binding	No effect

Approval of the amendment of Advanced Energy’s bylaws to provide that Delaware will serve as the exclusive forum for the adjudication of certain legal disputes	Majority of the votes cast at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect

* Please see the discussion on page 10 under the sub-heading “Required Vote.”

If any other proposals are properly presented to the stockholders at the meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and the By-laws of Advanced Energy, the number of votes required to approve a proposal is a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote, excluding broker non-votes and abstentions. The proxy card provided herewith gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the stockholders at the Annual Meeting.

Costs of Solicitation
Advanced Energy will bear the costs of soliciting proxies in connection with the Annual Meeting. In addition to soliciting your proxy by this mailing, proxies may be solicited personally or by telephone or facsimile by some of Advanced Energy’s directors, officers and employees, without additional compensation. We may reimburse our transfer agent, American Stock Transfer & Trust Company, our proxy agent, Mediant Communications, brokerage firms and other persons representing beneficial owners of Advanced Energy common stock for their expenses in sending proxies to the beneficial owners. We do not currently intend to retain a professional solicitor to assist in the solicitation of proxies, however, we may later elect to do so.
Delivery and Revocability of Proxies
In addition to the ability of our record stockholders to vote in person at the meeting, you may vote your shares either by (i) marking the enclosed proxy card and mailing it in the enclosed postage prepaid envelope, (ii) voting online at www.proxypush.com/aeis, or (iii) voting by telephone at (866) 390-9955. If you mail your proxy, please allow sufficient time for it to be received in advance of the Annual Meeting.
If you deliver your proxy and change your mind before the meeting, you may revoke your proxy by delivering notice to our Corporate Secretary at Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525, stating that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the meeting in person but, if you have delivered a proxy before the meeting, you must revoke it before the meeting begins. Attending the meeting will not automatically revoke your previously-delivered proxy.
Delivery of Documents to Stockholders Sharing an Address
If two or more stockholders share an address, Advanced Energy may send a single copy of this proxy statement and other soliciting materials, as well as the 2016 Annual Report to Stockholders, to the shared address, unless Advanced Energy has received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, Advanced Energy will deliver a separate proxy card for each stockholder entitled to vote. Additionally, Advanced Energy will send an additional copy of this proxy statement, other soliciting materials and the 2016 Annual Report to Stockholders, promptly upon oral or written request by any stockholder to Investor Relations, Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525; telephone number (970) 221-4670. If any stockholders sharing an address receive multiple copies of this proxy statement, other soliciting materials and the 2016 Annual Report to Stockholders and would prefer in the future to receive only one copy, such stockholders may make such request to Investor Relations at the same address or telephone number.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
A board of seven (7) directors is to be elected at the Annual Meeting. The Board of Directors has nominated for reelection the persons listed below. Each nominee was recommended for reelection by our Nominating and Governance Committee. Each of the nominees is currently a director of Advanced Energy. In the event that any nominee is unable to or declines to serve as a director at the time of the meeting, the proxy holders will vote in favor of a nominee designated by the Board of Directors, on recommendation by the Nominating and Governance Committee, to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the meeting will continue from the end of the meeting until the next Annual Meeting of Stockholders (expected to be held in 2018), or until a successor has been elected and qualified or until such director’s earlier resignation or removal.
NOMINEES

Name	Age	Director Since	Principal Occupation and Business Experience
Frederick A. Ball	54	2008
Frederick A. Ball has been a director of Electro Scientific Industries, Inc. since 2003 and is currently the chair of its compensation committee and a member of its audit committee. In December 2016, Mr. Ball joined the board of Engagio Inc. a leading provider of account based marketing and sales solutions. Mr. Ball previously served as Executive Vice President and Chief Administrative Officer of Marketo Inc., a leading provider of a cloud-based marketing platform, from February 2016 through August 2016. Prior to that he was Marketo’s Senior Vice President and Chief Financial Officer from May 2011 to February 2016. Prior to joining Marketo, Mr. Ball was the Chief Financial Officer for a number of private and public technology companies including Webroot Software, BigBand Networks, Inc., and Borland Software Corporation. Mr. Ball also served as Vice President, Mergers and Acquisitions for KLA-Tencor Corporation, a manufacturer of semiconductor equipment, and prior to that as its Vice President of Finance. Mr. Ball was with PricewaterhouseCoopers LLC for over 10 years.

Grant H. Beard	56	2014
Grant H. Beard has been Chairman and Chief Executive Officer of Wynnchurch Industries, LLC a diversified holding company investing in engineered product businesses since January 2016. Mr. Beard also serves as a Senior Advisor to Wynnchurch Capital Ltd. Prior to joining Wynnchurch, Mr. Beard served as the Chairman and Chief Executive Officer of Wolverine Advanced Materials LLC, a Wynnchurch company, from July 2012 until October 2015. From October 2010 to June 2012, Mr. Beard served as President and Chief Executive Officer of Constar International Inc. where he led the financial and operational restructuring of its global packaging business that was later sold to Plastipak Corporation. From 2010 to 2014, Mr. Beard also served as a Senior Executive Advisor to Blue Point Capital Group of Funds. Mr. Beard also has experience at two private equity/merchant banking groups, Anderson Group and Oxford Investment Group, where he was actively involved in corporate development, strategy and operations management.

Name	Age	Director Since	Principal Occupation and Business Experience
Ronald C. Foster	66	2014
Ronald C. Foster is currently on the board of Everspin Technologies Inc., a publicly traded provider of MRAM solutions and he serves on the audit committee. Mr. Foster previously served as Chief Financial Officer and Vice President of Finance of Micron Technology, Inc. (“Micron”) from April 2008 to March 2015. Mr. Foster was appointed to that position in 2008 after serving as a member of Micron’s Board of Directors from June 2004 to April 2005. Before joining Micron, Mr. Foster was the Chief Financial Officer and Senior Vice President of FormFactor, Inc., a semiconductor wafer test equipment company. Prior to joining FormFactor, Inc., Mr. Foster served as the Chief Financial Officer for JDS Uniphase, Inc. and Novell, Inc., and also served in various financial and operational roles at Applied Materials, Inc., Egghead Software, and Hewlett Packard Company. He previously served as a board member of Inotera Memories Inc., LUXIM Corporation, and Aptina Company.

Edward C. Grady	69	2008
Edward C. Grady is currently on the board of Electro Scientific Industries, Inc. (“ESI”), a publicly traded supplier of laser based micro fabrication systems for consumer products, semiconductor and industrial applications, having joined the board in 2008. He previously served as President and Chief Executive Officer of ESI from February 2014 to September 2016. He served as Chairman and Chief Executive Officer of Reel Solar Inc., an early stage start-up company focused on low cost PV Solar panel production technology and process, from 2010 until February 2014. Mr. Grady retired in October 2007 from his position as President and Chief Executive Officer of Brooks Automation, Inc. (“Brooks Automation”), a publicly held provider of automation solutions to the global semiconductor and other complex manufacturing industries, including clean tech and data storage. Prior to joining Brooks Automation in February 2003, he ran multiple divisions at KLA-Tencor Corporation, a publicly held process control company, and served as Chief Executive Officer of Hoya Micro Mask Inc., a supplier of photo masks and services to the semiconductor industry. Mr. Grady began his career as an engineer for Monsanto Electronic Materials Company (“MEMC”) and, during his 14 years with the company, rose to the position of Vice President of Worldwide Sales for the EPI division of MEMC. Mr. Grady also served on the board of directors of Brooks Automation from 2003 to 2008, Evergreen Solar, Inc. from 2005 to 2011, and Verigy Ltd. from 2007 to 2011, and Cimetrix from 2010 to 2014.

Name	Age	Director Since	Principal Occupation and Business Experience
Thomas M. Rohrs	66	2006
Thomas M. Rohrs has served as Executive Chairman and director of Ichor Systems, Inc. since February 2012 and became its Chief Executive Officer in September 2014. Previously, he was the Chief Executive Officer of Skyline Solar, Inc. a solar equipment manufacturer, from June 2010 to September 2012. Mr. Rohrs had been an advisor and consultant to a number of companies, both public and private, including renewable energy companies from February 2009 to June 2010. From April 2006 to February 2009, Mr. Rohrs served as Chief Executive Officer and Chairman of the board of Electroglas, Inc., a then public supplier of wafer probers and software solutions for the semiconductor industry. In July 2009, Electroglas filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code, citing the dramatic decline in semiconductor manufacturing equipment resulting from the global economic recession. In August 2009, Mr. Rohrs began serving as Interim Chief Executive Officer of Electroglas, which subsequently sold substantially all of its assets. From December 2004 to March 2010, Mr. Rohrs served as a director of Electroglas. From 1997 to 2002, Mr. Rohrs was with Applied Materials, Inc. (“Applied”), a semiconductor equipment company, most recently as Senior Vice President of Global Operations, and served as a member of Applied’s executive committee. Mr. Rohrs serves on the board of directors of Intevac, Inc., a publicly held leading supplier of magnetic media processing systems. Mr. Rohrs served on the board of directors of Vignani Technologies Pvt. Ltd., an engineering services company, from 2005 to February 2014, and Magma Design Automation, Inc., a publicly held electronic design automation software and design services company, from July 2003 to March 2012. Mr. Rohrs served on the board of Seque Manufacturing Services, a private manufacturing services company, from 2008 to 2015. Mr. Rohrs served on the board of directors of Ultra Clean Holdings, Inc. from 2003 to 2008 and was a member of its compensation and nominating committees. Mr. Rohrs served as a director of Ion Systems, Inc., a then private electrostatic control company, from 2003 until January 2006 when Ion Systems was sold.

John A. Roush	52	2016
Mr. Roush serves as a director of Lemaitre Vascular, Inc., a publicly traded global provider of medical devices and implants for the treatment of peripheral vascular disease, and as a member of its Audit Committee. He previously served as Chief Executive Officer and Board member of Novanta Inc., (formerly, GSI Group Inc.) a leading global supplier of precision photonic components and subsystems to original equipment manufacturers in the medical and advanced industrial markets, from December 2010 to September 2016. Mr. Roush joined Novanta after a twelve year career with PerkinElmer, Inc., a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets, where he was a corporate officer and served in several leadership positions, most recently leading the company’s $1.2 billion Environmental Health segment. Prior to joining PerkinElmer, Mr. Roush held management positions with Outboard Marine Corporation, AlliedSignal, Inc., now Honeywell International, McKinsey & Company Inc. and General Electric Company.

Name	Age	Director Since	Principal Occupation and Business Experience
Yuval Wasserman	62	2014
Mr. Wasserman has served as President & Chief Executive Officer and a director since October 2014. Mr. Wasserman joined us in August 2007 as Senior Vice President, Sales, Marketing and Service. In October 2007, he was promoted to Executive Vice President, Sales, Marketing and Service. In April 2009, he was promoted to Executive Vice President and Chief Operating Officer of the Company and then in August 2011 he was promoted to President of the Thin Films Business Unit. Beginning in May 2002, Mr. Wasserman served as the President, and later as Chief Executive Officer, of Tevet Process Control Technologies, Inc., a semiconductor metrology company, until July 2007. Prior to that, he held senior executive and general management positions at Boxer Cross (a metrology company acquired by Applied Materials, Inc.), Fusion Systems (a plasma strip company that is a division of Axcelis Technologies, Inc.), and AG Associates (a semiconductor capital equipment company focused on rapid thermal processing). Mr. Wasserman started his career at National Semiconductor, Inc., where he held various process engineering and management positions. Mr. Wasserman joined the board of Syncroness, Inc., an outsourced engineering and product development company, in 2010. Mr. Wasserman is a National Association of Corporate Directors (NACD) Governance Fellow.

Committee Membership
Director	Audit and Finance	Nominating and Governance	Compensation	Pricing
Frederick A. Ball	x	x		x
Grant H. Beard		x	x	x
Ronald C. Foster	x	x		x
Edward C. Grady		x	x
Thomas M. Rohrs	x	x
John A. Roush		x	x
Yuval Wasserman

The Board of Directors has determined that each of the nominees, other than Yuval Wasserman, is an “independent director” within the meaning of the Nasdaq Stock Market Rules. Under these rules, to be considered independent, the Board must affirmatively determine, among other things, that neither the director nor any immediate family member of the director has had any direct or indirect material relationship with the Company within the last three years. The Board of Directors has made an affirmative determination that none of the independent directors has had any relationship with Advanced Energy or with another director that would interfere with the exercise of his independent judgment in carrying out his responsibilities as a director. In making this independence determination, the Board considered the potential effects of six of our directors concurrently serving on the board of directors of a company other than Advanced Energy. The independent directors, if all of them are elected at the Annual Meeting, will constitute a majority of the Board of Directors. There is no family relationship amongst any of the directors and executive officers of the Company. The Company’s executive officers serve at the discretion of the Board.

Qualifications
The Board respects its responsibility to provide oversight, counseling and direction to the management of the Company in the interest and for the benefit of the stockholders. Accordingly, it seeks to be comprised of directors with diverse skills, experience, qualifications and characteristics. It is critical that directors understand the markets in which the Company operates, particularly in the semiconductor capital equipment and industrial power markets. It is equally important that, collectively, the directors have successful experience in each of the primary aspects of our business, including engineering, research and development, finance and audit, product strategy and development, customer relations, supply chain management and sales and marketing. The following are certain qualifications, experience and skills for Board members which are important to the Company’s business and its future:

•
Senior Leadership Experience. Directors who have served in senior leadership positions are important to the Company, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience has been developed at businesses or organizations that operated on a global scale, faced significant competition, and/or involved technology or other rapidly evolving business models.

•
Public Company Board Experience. Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the Chief Executive Officer and other management personnel; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational, and compliance-related matters.

•
Industry and Technical Expertise. Because the Company is a global leader in innovative power solutions for semiconductor and industrial markets, experience in relevant technology is useful in understanding the Company’s research and development efforts, competing technologies, the various products and processes the Company develops, the manufacturing and assembly-and-test operations and the market segments in which the Company competes.

•
Global Expertise. Because the Company is a global organization with research and development, manufacturing, assembly and test facilities, and sales and other offices in many countries, directors with global expertise can provide a useful business and cultural perspective regarding many significant aspects of our business.

•
Financial Expertise. Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists the directors in understanding, advising and overseeing the Company’s capital structure, financing and investing activities, financial reporting and internal control of such activities.

Frederick A. Ball brings to the Board his extensive experience in senior management, operations, finance and auditing, having recently served as the Chief Financial Officer of a leading provider of cloud-based marketing software. He has also served as Chief Financial Officer, Chief Operating Officer and Senior Vice President of various public and private technology companies. Mr. Ball’s greater than 10 years of experience as an accountant with PricewaterhouseCoopers also provides finance and accounting expertise. In addition, he serves on another public company board and is the chair of its compensation committee and a member of its audit committee. Mr. Ball’s balance of experience enables him to work very productively with both the Board and senior management, particularly on strategic, finance and audit, and executive compensation matters.
Grant H. Beard brings to the Board significant management level experience together with experience in the private equity/merchant banking industry. Mr. Beard currently serves as Chairman and CEO of Wynnchurch Industries, LLC and has served in various executive level positions including serving as Chairman, President and CEO of Wolverine Advanced Materials LLC from July 2012 to October 2015, and he previously served as President and Chief Executive Officer of Constar International Inc. and Trimas Corporation. Mr. Beard’s experience also includes serving as Operating Partner at private equity/merchant banking groups Anderson Group and Blue Point Capital.
Ronald C. Foster brings to the Board significant knowledge and experience in the semiconductor industry. Mr. Foster served as the Chief Financial Officer and Vice President of Finance at Micron Technology, Inc., and has significant experience in executive level management positions in the semiconductor industry. Mr. Foster also brings significant experience in financial management, accounting and finance issues as he has served in the role of chief financial officer for various companies focused on the semiconductor industry.
Edward C. Grady brings to the Board his knowledge and experience in both the semiconductor capital equipment and solar equipment industries, as he has served as Chairman and Chief Executive Officer of an early stage solar equipment company, and has served as Chief Executive Officer of two companies providing services to the semiconductor industry. He shares with the Board and senior management the insight and understanding he has developed from his leadership at several companies, including in the areas of product strategy and development, service and organizational development. Mr. Grady also currently serves on the board of another technology company, providing cross-board experience.
Thomas M. Rohrs brings to the Board executive management and operations experience in the semiconductor capital equipment industry, particularly in the areas of research and development, supply chain management and product development. The Board and senior management benefit from his strategic thinking and prior involvement in the semiconductor capital equipment and solar equipment industries. Mr. Rohrs also has significant experience serving on several other public company boards, where he has been Chairman of the Board, as well as a member of the compensation and nominating committees.
John A. Roush brings to the Board significant management level experience in the medical and industrial markets together with public company experience. Mr. Roush most recently served as Chief Executive Officer of a leading global supplier of precision photonic components and subsystems to original equipment manufacturers in the medical and advanced industrial markets. The Board and senior management benefit from his extensive experience in the industrial markets, which a strategic focus area for the Company, and his knowledge of leading a public company.
Yuval Wasserman brings years of executive and management experience in the semiconductor and electronics industries, and has significant knowledge of the Company’s history and operations. Mr. Wasserman has held various executive level positions at the Company and currently serves as the Company’s President and Chief Executive Officer.
Involvement in Certain Legal Proceedings

Except as otherwise noted, during the past ten years none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) except with respect to Mr. Rohrs, as more fully described in Mr. Rohrs’ biography above, any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the Securities and Exchange Commission (the “SEC”) or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Required Vote

Our Board has adopted a Director Resignation Policy (the “Policy”) as an amendment to the Company’s Board Governance Guidelines. The Policy applies to uncontested elections of directors, in other words, an election of directors where the number of nominees for election does not exceed the number of directors to be elected. A copy of the Policy is available on the Company’s website at http://www.advanced-energy.com. Under the Policy, any nominee for director in an uncontested election who does not receive a majority vote “for” that director’s election to the Board relative to the number of votes cast with respect to that director’s election (excluding broker non-votes, abstentions and failures to vote with respect to that director’s election) will promptly tender a written offer of resignation to the Board. The Policy provides that the Nominating and Governance Committee of the Board will promptly consider the director’s offer of resignation and make a recommendation to the Board. Pursuant to the Policy, the Board would then act on that recommendation within 90 days of receiving the recommendation. When deciding what action to recommend or take regarding the director’s resignation, the Policy permits each of the Nominating and Governance Committee and the Board to consider any factors they deem relevant, including the best interests of the Company and its stockholders.
Under Delaware law, a nominee who receives a plurality of the votes cast at the Annual Meeting will be elected as a Director (subject to the resignation policy described above). The “plurality” standard means the nominees who receive the largest number of “for” votes cast are elected as Directors. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election under Delaware law. However, the number of “withhold” votes with respect to a nominee will affect whether or not our Director resignation policy will apply to that individual. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate that this will occur.
Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the seven (7) nominees. Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present, but will not be counted as an affirmative vote for such nominee.
The Board of Directors recommends a vote “FOR” the election of each of the nominees named above.

Director Compensation
Compensation for non-employee directors for the fiscal year ended December 31, 2016 was as follows:

•	$45,000 annual retainer paid in equal quarterly installments in July, October, February, and April;

•	An additional $50,000 annual retainer for the Chair of the Board, paid in equal quarterly installments in July, October, February, and April;

•	Annual retainer fees of $26,000, $15,000 and $10,000 for the chairs of the Audit and Finance, Compensation, and Nominating and Governance Committees, respectively;

•	Annual retainer fees of $13,000, $7,500, and $5,000 for committee members of the Audit and Finance, Compensation and Nominating and Governance Committees, respectively.

•
10,000 restricted stock units to each non-employee director upon initial election or appointment to the Board, which units vest as to 25% of the underlying shares on each annual anniversary of the grant date until fully vested on the fourth anniversary of the grant date; and

•
8,000 restricted stock units annually to each non-employee director on the date of his re-election at the Annual Meeting, which units vest as to 100% of the underlying shares on the anniversary of the grant date.

At this time, directors are not separately compensated for their service on the Pricing Committee.
    In February 2017, the Compensation Committee in consultation with its independent compensation consultant Semler Brossy Consulting Group (“Semler Brossy”) eliminated the 10,000 restricted stock unit grant to new non-employee directors joining the Board. Instead, the Compensation Committee and Board will evaluate the need for any such grant and any applicable amount on an as-needed basis.
In December 2016, the Compensation Committee reviewed non-employee director compensation with its independent compensation consultant Semler Brossy. Based upon that review, the Compensation Committee recommended, and the Board of Directors changed the annual grant of restricted stock units awarded to non-employee directors upon re-election at the annual stockholder meeting from 8,000 units to 6,000 units, which underlying shares vest 100% on the anniversary of the grant date. In making its recommendation to the Board of Directors, the Compensation Committee considered a number of factors, including information presented by Semler Brossy, the importance to the Company of attracting and retaining qualified directors, the time and involvement expected from the directors, the directors’ knowledge of non-employee director compensation in the industry, the size of the Company and the Company’s financial position and prospects.
In February 2014, our Board of Directors adopted a Stock Ownership Policy, effective for years beginning with 2014, that requires non-employee members of the Board of Directors to own an amount of stock of the Company with a value equal to at least five times the annual retainer for Board service (exclusive of any compensation for Committee service, meeting fees, leadership roles and the like), based in each case, on the volume weighted average closing price of the Company’s stock for the two fiscal years as of December 31 of the applicable year and subject to the terms in the policy. The policy provides for a phase-in period over five years to achieve the ownership goals.
The following table shows director compensation information for 2016.

2016 Director Compensation
Name	Fee Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Grant H. Beard, Chairman	100,000	276,400		—	—	—	—	376,400
Frederick A. Ball	76,000	276,400		—	—	—	—	352,400
Ronald C. Foster	63,000	276,400		—	—	—	—	339,400
Edward C. Grady	65,000	276,400		—	—	—	—	341,400
Thomas M. Rohrs	63,000	276,400		—	—	—	—	339,400
John A. Roush	43,125	345,500	(3)	—	—	—	—	388,625
Yuval Wasserman	—	—		—	—	—	—	—

(1)	The amounts in this column reflect the grant date (May 5, 2016) fair value of 8,000 restricted stock units that vest 100% of the underlying shares on the anniversary date of the grant date.
(2)	As of December 31, 2016: (a) for Messrs. Beard, Ball, Grady, Foster, Rohrs and Roush there are 13,000, 8,000, 8,000, 13,000, 8,000, and 10,000 outstanding RSUs.
(3)	This amount reflects the grant date (May 5, 2016) fair value of 10,000 restricted stock units that vest 25% of the underlying shares on each annual anniversary of the grant date

Board of Directors Meetings
The Board of Directors held 13 meetings in 2016. During the year, four executive sessions were held. In 2016, the Board of Directors had an Audit and Finance Committee, a Nominating and Governance Committee, a Compensation Committee and a Pricing Committee. In 2016, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors (held during the period for which he was a director) and the committees (held during the period for which he served on such committees) on which he served.
Members of the Board of Directors are welcomed and encouraged, but not required, to attend the Company’s Annual Meeting of stockholders. The Annual Meeting held in May 2016 was attended in person or by telephone by 5 members of the Board of Directors.
Audit and Finance Committee
Composition and Meetings
The Company has a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit and Finance Committee consists of Messrs. Ball (Chair), Foster, and Rohrs. The Board determined that each of the members of the Audit and Finance Committee is “independent” in accordance with the Nasdaq Stock Market Rules and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors has evaluated the credentials of Messrs. Ball, Foster, and Rohrs and determined that they are “audit committee financial experts” as defined under the rules promulgated by the SEC. The Audit and Finance Committee met 9 times in 2016.
Policy on Audit and Finance Committee Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
The Audit and Finance Committee approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. Approval is provided on a service-by-service basis. In 2016, the Audit and Finance Committee approved all of the audit services provided by Advanced Energy’s independent registered public accounting firm.
Audit and Finance Committee Charter and Responsibilities
The Audit and Finance Committee is governed by a written charter, which is available on our website at http://www.advanced-energy.com/en/Audit_Finance_Charter.html. The Audit and Finance Committee is responsible for, among other things:

•	selecting Advanced Energy’s independent registered public accounting firm;

•	approving the scope, fees and results of the audit engagement;

•	determining the independence and evaluating the performance of Advanced Energy’s independent registered public accounting firm and internal auditors;

•	approving in advance any audit and non-audit services and fees charged by the independent registered public accounting firm;

•

•
evaluating comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and determining whether to bring such comments to the attention of Advanced Energy’s management;

•	reviewing the internal accounting procedures and controls with Advanced Energy’s financial and accounting staff and approving significant changes;

•	reviewing and approving related party transactions; and

•
establishing and maintaining procedures for, and a policy of, open access to the members of the Audit and Finance Committee by the employees of and consultants to Advanced Energy to enable the employees and consultants to report to the Audit and Finance Committee concerns held by such employees and consultants regarding the financial reporting of the corporation and potential misconduct.

The Audit and Finance Committee also conducts financial reviews with Advanced Energy’s independent registered public accounting firm prior to the release of financial information in the Company’s Forms 10-K and 10-Q. Management has primary responsibility for Advanced Energy’s financial statements and the overall reporting process, including systems of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Advanced Energy in conformity with accounting principles generally accepted in the United States and discusses with the Audit and Finance Committee any issues they believe should be raised.

Report of the Audit and Finance Committee

The Audit and Finance Committee has reviewed Advanced Energy’s audited financial statements, and met together and separately with both management and Grant Thornton LLP, the Company’s current independent registered public accounting firm, to discuss Advanced Energy’s quarterly and annual financial statements and reports prior to issuance. In addition, the Audit and Finance Committee has discussed with the independent registered public accounting firm the matters outlined in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), to the extent applicable and received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the Audit and Finance Committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and discussed with the independent registered public accounting firm the independent accountant’s independence.
Based on its review and discussion of the foregoing matters and information, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements be included in Advanced Energy’s 2016 Annual Report on Form 10-K. The Audit and Finance Committee has recommended the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2017, subject to stockholder approval.
The Audit and Finance Committee
Frederick A. Ball, Chairman
Ronald C. Foster
Thomas M. Rohrs

Nominating and Governance Committee
Composition and Meetings
The Nominating and Governance Committee consists of Messrs. Beard (Chair), Ball, Foster, Grady, Rohrs, and Roush. Each of the members of the Nominating and Governance Committee was, and is, an “independent director” within the meaning of the Nasdaq Stock Market Rules. The Nominating and Governance Committee met 4 times in 2016.
Nominating and Governance Committee Charter and Responsibilities
The Nominating and Governance Committee is governed by a written charter and Board Governance Guidelines available on our website at: www.advanced-energy.com/en/nominating_governance_charter.html. The Nominating and Governance Committee responsibilities include:

•	ensuring that a majority of the directors will be independent;

•	establishing qualifications and standards to serve as a director;

•	identifying and recommending individuals qualified to become directors;

•	considering any candidates recommended by stockholders;

•	determining the appropriate size and composition of the Board;

•	ensuring that the independent directors meet in executive session quarterly;

•
reviewing other directorships, positions, and business and personal relationships of directors and candidates for conflicts of interest, effect on independence, ability to commit sufficient time and attention to the Board or other suitability criteria;

•
sponsoring and overseeing performance evaluations for the Board as a whole, conducting director peer evaluations, coordinating evaluations of the other committees with the other committees chairpersons;

•	developing and reviewing periodically, at least annually, the corporate governance policies and guidelines of Advanced Energy, and recommending any changes to the Board;

•	considering any other corporate governance issues that arise from time to time and referring them to the Board;

•	if the Board requests, developing appropriate recommendations to the Board; and

•	overseeing the Company’s insider trading policies and procedures.
Director Nominations
The Nominating and Governance Committee evaluates and interviews potential director candidates. All members of the Board may interview the final candidates. The Nominating and Governance Committee of the Board considers candidates for director nominees proposed by directors and stockholders, as described in more detail below. This committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees, and Spencer Stuart was retained for selected director searches. The Nominating and Governance Committee has no stated specific or minimum qualifications that must be met by a Board candidate. However, as set forth in the Company’s Board Governance Guidelines, the Nominating and Governance Committee strives for a mix of skills and diverse perspectives (functional, cultural and geographic) that is effective for the Board. In selecting nominees, the Nominating and Governance Committee assesses the independence, character and acumen of candidates. The Nominating and Governance Committee also endeavors to establish a number of areas of collective core competency of the Board. Therefore, the Nominating and Governance Committee assesses whether a candidate possesses skills including business judgment, leadership, strategic vision and knowledge of management, accounting, finance, industry, technology, manufacturing, international markets and marketing. Additional criteria include a candidate’s personal and professional ethics, integrity and values, as well as his or her willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board.
The Board Governance Guidelines provide that the Nominating and Governance Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. Although the Company does not have a formal diversity policy as part of the director selection process, the Board values a diverse set of viewpoints and experiences. In assessing the diversity of the Board, the Nominating and Governance Committee assesses such factors as age, understanding of and experience in manufacturing, technology expertise, finance and marketing acumen and exposure and experience in international markets. These factors, which are among the factors the Board and the Nominating and Governance Committee considers useful to a well-functioning board, are reviewed in the context of assessing the perceived needs of the Board at any particular point in time.
The Nominating and Governance Committee will consider any and all director candidate recommendations by our stockholders that are submitted in accordance with the procedures set forth in the Company’s Amended and Restated By-laws. The Nominating and Governance Committee will apply the same processes and criteria in evaluating director candidates recommended by stockholders as it applies in evaluating director candidates recommended by directors, members of management or any other person. If you are a stockholder and wish to recommend a candidate for nomination to the Board of Directors, you should submit your recommendation in writing to the Nominating and Governance Committee, in care of the Corporate Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. Your recommendation must include all of the information set forth in Article III, Section 6(a) of the Amended and Restated By-laws of Advanced Energy, including but not limited to, your name and address, the number of shares of Advanced Energy common stock that you own, the name of the person you recommend for nomination, the reasons for your recommendation, a summary of the person’s business history and other qualifications as a director of Advanced Energy and whether such person has agreed to serve, if elected, as a director of Advanced Energy. Please also see the information under “Proposals of Stockholders” on page 48 of this proxy statement.
Compensation Committee
Composition and Meetings
The Compensation Committee consists of Messrs. Grady (Chair), Beard and Roush. Each of the members of the Compensation Committee is (1) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (2) an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code, as amended, and (3) an “independent director” within the meaning of the Nasdaq Stock Market Rules. The Compensation Committee met 5 times in 2016.

Committee Charter and Responsibilities
The Compensation Committee is governed by a written charter, which is available on our website at www.advanced-energy.com/en/Compensation_Charter.html. The Compensation Committee is responsible for recommending salaries, incentives and other compensation for directors and officers of Advanced Energy, administering Advanced Energy’s incentive compensation and benefit plans and recommending to the Board of Directors policies relating to such compensation and benefit plans. The Compensation Committee has also, from time to time, retained an independent compensation consultant to assist and advise the Compensation Committee in fulfilling these responsibilities.
Pricing Committee
The Board of Directors recently established a Pricing Committee that consists of Messrs. Ball and Foster, each of which is an “independent director” within the meaning of the Nasdaq Stock Market Rules. The Pricing Committee may exercise all of the powers and authority of the Board of Directors in connection with all matters relating to the Company’s $150 million stock repurchase program announced in September 2015 and the issuance of indebtedness by the Company; including the terms and conditions, timing and other provisions of such stock repurchases or debt issuances. The Pricing Committee routinely reviews its delegated responsibilities with the Board of Directors and met as a committee once in 2016.
Board Governance Structure
The Board Governance Guidelines set forth the Board’s policy that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons to aid in the Board’s oversight of management. The Company believes this board leadership structure is most appropriate for the Company because it provides the Board with increased independence. Additionally, we separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles as they are presently defined. The principal responsibility of the Chief Executive Officer is to manage the business of the Company. The principal responsibilities of the Chairman of the Board are to manage the operations of the Board of Directors and its committees and provide oversight and counsel to the Chief Executive Officer on behalf of the Board.
Senior management manages material risks and reviews such risks with the Chief Executive Officer, and if warranted, the Board. As part of its general oversight role, the Board reviews business reports from management that routinely outlines operational risks that may exist from time to time. In addition, for risks related more specifically to the financial operations of the Company, such as credit risk and liquidity risk, the Audit and Finance Committee examines reports from management and reviews such risks in light of the Company’s business operations.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS ADVANCED ENERGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017
On February 1, 2017 the Audit and Finance Committee approved the continued appointment of Grant Thornton LLP for 2017 as the Company’s independent registered public accounting firm. If the stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit and Finance Committee expects to reconsider its selection. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee feels that such a change would be in the best interests of Advanced Energy and our stockholders.
A representative of Grant Thornton LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she so desires. Moreover, the representative is expected to be available to respond to appropriate questions from the stockholders.
Audit Fees
The following table presents fees billed to Advanced Energy for professional services rendered by Grant Thornton, LLP for engagements for 2015 and 2016. We did not pay any fees to Grant Thornton, LLP for tax compliance, tax advice or tax planning during 2015 or 2016. All of the fees in the following table were approved by the Audit Committee in conformity with its pre-approval process. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and Advanced Energy’s management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit and Finance Committee also may pre-approve particular services on a case-by-case basis, as required.

Fee Category	2016	2015
	(In thousands)
Audit Fees (1)	$1,752	$2,158
Audit Related Fees (2)	—	—
Other Fees (3)	—	—
Total Fees	$1,752	$2,158

(1)
Audit Fees consisted of fees for (a) professional services rendered for the annual audit of Advanced Energy’s consolidated financial statements and internal controls over financial reporting, (b) review of the interim consolidated financial statements included in quarterly reports, and (c) services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consisted of fees for assurance and related services that were reasonably related to the performance of the audit or review of Advanced Energy’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Other Fees consisted of fees for due diligence procedures.
Required Vote
Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for Advanced Energy for 2017 requires the affirmative (FOR) vote of a majority of the shares of common stock cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.
The Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm.

PROPOSAL NO. 3
ADOPTION OF THE 2017 OMNIBUS INCENTIVE PLAN (INCLUDING THE FORM OF THE LONG TERM INCENTIVE PLAN ATTACHED THERETO)
The Board of Directors approved the 2017 Omnibus Incentive Plan (including the form of the Long Term Incentive ("LTI") Plan attached thereto) on February 1, 2017, subject to approval from our stockholders at the Annual Meeting. We are asking our stockholders to approve our 2017 Omnibus Incentive Plan as we believe that approval of the plan is essential to our continued success. The purpose of the 2017 Omnibus Incentive Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, directors, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, an initial or increased grant under the 2017 Omnibus Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2017 Omnibus Incentive Plan participants with those of our stockholders.

The number of shares of common stock reserved for issuance under the 2017 Omnibus Incentive Plan is two million, five hundred thousand (2,500,000) shares of common stock. In addition, on the effective date of the 2017 Omnibus Incentive Plan all shares that remain available for issuance under the 2008 Omnibus Incentive Plan (the “2008 Plan”) (currently 1,929,478 shares) will be added to the 2017 Omnibus Incentive Plan and made available for issuance thereunder. On the Record Date, the closing price of our common stock was [$XX.XX] per share. There are currently no participants in the 2017 Omnibus Incentive Plan. Because participation and the types of awards under the 2017 Omnibus Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the 2017 Omnibus Incentive Plan is approved are not currently determinable. On the Record Date, there were approximately three executive officers, [1587] employees and seven directors of the Company and its subsidiaries who were eligible to participate in the 2017 Omnibus Incentive Plan.

The 2017 Omnibus Incentive Plan will replace, on a prospective basis, the 2008 Plan. Any awards previously granted under the 2008 Plan shall continue to vest and/or be exercisable in accordance with their original terms and conditions. Only 1,929,478 shares of Company common stock remain available for issuance under 2008 Plan, and the Company does not believe that such number will be sufficient for the Company to make new awards to officers, directors and other personnel.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal No. 3 to approve the 2017 Omnibus Incentive Plan (including the form of the LTI Plan).

Description of the Plan

A description of the provisions of the 2017 Omnibus Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2017 Omnibus Incentive Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration.  The 2017 Omnibus Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors.

Common Stock Reserved for Issuance under the Plan.  The common stock issued or to be issued under the 2017 Omnibus Incentive Plan consists of authorized but unissued shares and treasury shares. Shares covered by awards under the 2008 Plan that are not purchased or are forfeited or expire, or otherwise terminate without delivery of any shares subject thereto will be available under the 2017 Omnibus Incentive Plan to the extent such shares would again be available for issuance under the 2008 Plan. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2017 Omnibus Incentive Plan.

Eligibility.  Awards may be made under the 2017 Omnibus Incentive Plan to employees of, consultants to or directors of the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Compensation Committee.

Amendment or Termination of the Plan.  The Board of Directors may terminate or amend the plan at any time and for any reason. The 2017 Omnibus Incentive Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

Awards.  The Compensation Committee may award:

▪	Options to purchase shares of common stock.

▪	Stock units, which are common stock units subject to restrictions.

▪	Dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock.

▪
Stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee;

▪
Performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent and if the Compensation Committee so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief executive officer and chief financial officer) determined at the end of each year (the “covered employees”). The Compensation Committee may determine in its discretion to consider factors other than tax deductibility in making compensation decisions and thus reserves the flexibility to award compensation that does not qualify under Section 162(m) of the Internal Revenue Code.

▪
Other stock-based awards, which are any rights not previously described in the plan and is an award denominated or payable in, value in whole or in part by reference to, otherwise based on or related to shares.

Options.  The 2017 Omnibus Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the grant date or other determination date. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

In general, an optionee may pay the exercise price of an option by cash, by tendering shares of common stock, or by means of a broker-assisted cashless exercise.

Stock options granted under the 2017 Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Stock Appreciation Rights. The 2017 Omnibus Incentive Plan permits the granting of stock appreciation rights in conjunction with all or part of a stock option granted under the 2017 Omnibus Incentive Plan or without regard to any option or other award.

A stock appreciation right is a right to receive from the Company an amount equal to a specified number of shares of common stock multiplied by the difference between the fair market value of one share on the date of exercise and the grant price of the stock appreciation right. The grant price of each stock appreciation right may not be less than 100% of the fair market value of our common stock on the date of grant. The term of each stock appreciation right is fixed by the Compensation Committee and no stock appreciation right may be exercised more than ten years from the date of grant. The Compensation Committee determines at what time or times each stock appreciation right may be exercised, the time or times at which the stock appreciation rights are no longer exercisable following certain events, the method of exercise, the method of settlement, the form of consideration payable at settlement, the method by or forms in which common stock will be delivered, and any other terms or conditions.

Stock appreciation rights granted under the 2017 Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers for the benefit of immediate family members of grantees to help with estate planning concerns.

Restricted Stock or Stock Units. Awards of restricted stock or stock units may be made for no consideration. At the time a grant of restricted stock or stock units is made, the Compensation Committee may, in its sole discretion, establish a restricted period applicable to such restricted stock or stock units. Each award of restricted stock or stock units may be subject to a different restricted period. The Compensation Committee may, in its sole discretion, at the time a grant of restricted stock or stock units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the restricted stock or stock units.

Unless the Compensation Committee otherwise provides, except as provided below, holders of restricted stock have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock. The Compensation Committee may provide that any dividends paid on restricted stock be reinvested in shares of common stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such restricted stock. All distributions, if any, received by a grantee with respect to restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction are subject to the restrictions applicable to the original grant. Holders of stock units have no rights as stockholders of the Company. The Compensation Committee may provide that the holder of such stock units be entitled to receive, upon the Company's payment of a cash dividend on its outstanding shares of common stock, a cash payment for each stock unit held equal to the per-share dividend paid on the common stock. The Compensation Committee may also provide that such cash payment will be deemed reinvested in additional stock units at a price per unit equal to the fair market value of a share of common stock on the date that such dividend is paid.

Unrestricted Stock Awards. The Compensation Committee may grant to any participant unrestricted stock awards, entitling the participant to receive shares of common stock free of any restrictions. The unrestricted stock may be granted or sold to a grantee for past services or other valid consideration.

Dividend Equivalent Rights. The Compensation Committee may award dividend equivalent rights entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of stock specified in the award agreement if the shares had been issued to and held by the recipient. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents. Any such reinvestment will be at fair market value on the date of reinvestment. Dividend equivalent rights may be settled in cash or stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Compensation Committee.

Performance and Annual Incentive Awards. The Compensation Committee may grant to any participant performance awards in various forms, including performance restricted stock shares or performance restricted stock units, as determined by the Compensation Committee in its sole discretion. Generally, the performance goals will consist of one or more business criteria (See “Section 162(m) of the Internal Revenue Code” below) and measures of performance that must be satisfied within a specified period in order for the performance awards to be earned. To the extent earned, the performance awards will be paid to the participant in the manner and at the time determined by the Compensation Committee. Earned award amounts may be paid in cash, shares of common stock or other property at the Compensation Committee’s discretion.

Effect of Certain Corporate Transactions.  Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the 2017 Omnibus Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.  The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2017 Omnibus Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2017 Omnibus Incentive Plan is designed to permit the Compensation Committee to grant stock options and stock appreciation rights that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)
the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the 2017 Omnibus Incentive Plan, one or more of the following business criteria (collectively, the "Business Criteria"), on a consolidated basis, and/or with respect to specified subsidiaries, business units, product lines, applications or markets (except with respect to the total shareholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals (some of which may be non-GAAP financial measures):

▪	Net earnings or net income;

▪	Operating earnings, operating income;

▪	Pretax earnings;

▪	Earnings per share;

▪	Earnings per share after applying a capital charge;

▪	Share price, including growth measures and total stockholder return;

▪	Earnings before interest and taxes and related margin;

▪	Earnings before interest, taxes, depreciation and/or amortization and related margin;

▪	Sales or revenue growth whether in general, by type of product, application or service, or by type of customer;

▪	Gross or operating profit or margins;

▪	Return measures, including return on assets, capital, investment, equity sales or revenue;

▪	Economic value add (EVA) with or without a capital charge;

▪	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

▪	productivity ratios;

▪	expense targets;

▪	market share;

▪	financial ratios as provided in credit agreements of the Company and its subsidiaries and interest expense;

▪	working capital targets;

▪	completion of acquisitions of business or companies;

▪	completion of divestitures or companies;

▪	completion of divestitures and asset sales;

▪	operating metrics, design wins and inventory; and

▪
any one or a combination of any of the foregoing business criteria and associated margins, some of which may exclude restructuring charges, acquisition related costs, stock based compensation, amortization of intangibles, tax release items, certain one-time tax items and other one-time charges, and may be limited to continuing operations.

The maximum number of shares of common stock subject to options or stock appreciation rights that can be awarded under the 2017 Omnibus Incentive Plan to any person is 525,000 per year. The maximum number of shares of common stock that can be awarded under the 2017 Omnibus Incentive Plan to any person, other than pursuant to an option or stock appreciation right, is 525,000 per year. The maximum number of shares of Company Stock that can be awarded under the 2017 Omnibus Incentive Plan to any non-employee director is an amount equal to $1 million per year.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage

(for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.  There are no immediate tax consequences of receiving an award of stock units under the 2017 Omnibus Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock appreciation rights that is settled in common stock under the 2017 Omnibus Incentive Plan. Upon exercising a stock appreciation right that is settled in common stock, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The Company does not currently intend to grant cash-settled stock appreciation rights. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards.  The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock.  Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280(G).  To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A.  The Company intends for awards granted under the plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, if and to the extent permissible under Internal Revenue Service regulations and guidance, the Company may amend the provision to avoid application of the 20% excise tax.

Required Vote
Approval of the adoption of the 2017 Omnibus Incentive Plan (including the form of LTI Plan) requires the affirmative (FOR) vote of a majority of the shares of common stock cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.
The Board of Directors recommends a vote “FOR” the approval of the adoption of the 2017 Omnibus Incentive Plan (including the form of the Long Term Incentive Plan attached thereto).

PROPOSAL NO. 4
APPROVAL OF THE COMPANY'S SHORT TERM INCENTIVE PLAN

Overview

The stockholders originally approved Advanced Energy’s Short Term Incentive Plan (the "STIP") in May 2014. The Compensation Committee of the Board of Directors are resubmitting the STIP to stockholders for their approval at this meeting to extend deductibility under Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”) to May 2021 and to set the maximum amount of compensation that could be paid to an employee under the STIP in order to comply with the maximum payout requirements of Section 162(m). If stockholders do not approve of this proposal, the STIP will only be deductible under Section 162(m) to May 2019. The STIP is designed to align management’s performance with the interests of the Company’s stockholders and reinforces our “Pay for Performance Culture.” The STIP is an annual cash incentive plan with performance metrics set each year.

Why You Should Vote for the STIP

The Compensation Committee believes it is in the best interests of Company and its stockholders to provide for a plan under which incentive awards paid to the Company’s management can qualify as "qualified performance-based compensation" for deductibility under Section 162(m) in order to maximize the Company’s income tax deductions. Accordingly, the STIP is being submitted to the Company’s stockholders for approval so that payments under the STIP can qualify as qualified performance-based compensation. Should stockholders not approve this proposal, the Compensation Committee is expected to continue the STIP given its focus on performance even though it may not qualify for deductibility under Section 162(m).

The purpose of the STIP is to provide cash bonus incentives that promote the achievement of weighted performance metrics each fiscal year so as to enhance stockholder value. The Compensation Committee may establish as a performance metric any of the Business Criteria set forth under the 2017 Omnibus Incentive Plan. The Company would like to have the cash bonus incentives paid under the STIP to executive officers qualify as performance-based compensation and be deductible without limit under Section 162(m). In general, Section 162(m) imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its chief executive officer and three other most highly compensated executive officers, other than the chief financial officer. An exception to this $1 million limitation is provided for qualified performance-based compensation that satisfies certain conditions set forth in Section 162(m) and the regulations promulgated thereunder. One of the requirements of performance-based compensation for purposes of Section 162(m) is that the material terms of the performance goal under which compensation may be paid be disclosed to and approved by the Company’s stockholders prior to payment. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goal is based and (3) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the STIP, each of these aspects is discussed below, and stockholder approval of the STIP will be deemed to constitute approval of each of these aspects of the STIP for purposes of the approval requirements of Section 162(m).

The following is a summary of the principal features of the STIP. The following summary does not purport to be a complete description of all provisions of the STIP and is qualified in its entirety by the complete text of the STIP, which is attached to this proxy statement as Appendix B. Stockholders are urged to read the STIP in its entirety.

Description of the Plan

A description of the provisions of the STIP is set forth below.

Eligibility.  Under the STIP, the Compensation Committee selects the full-time employees of the Company that may participate in the Plan. Typically, executive officers (as such term is defined under Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) of the Company and other members of management have been selected as eligible employees to receive a cash bonus incentive under the STIP. As of February 1, 2017, three (3) executive officers (including the CEO) and eight (8) other members of management were eligible to participate in the STIP.

Administration, Amendment and Termination.    The STIP is administered by the Compensation Committee. The Compensation Committee consisted of Messrs: Grady, Beard and Roush, all of whom were "outside directors" for purposes of Section 162(m) (the “Outside Directors”). The Outside Directors of the Compensation Committee will be responsible for the administration of the STIP. Consistent with the terms of the plan, the Outside Directors of the Compensation Committee are authorized to interpret the STIP, to prescribe, amend, and rescind rules and regulations deemed advisable, and to make all other administrative determinations necessary. Any decision of the Outside Directors of the Compensation Committee in the interpretation and administration of the STIP, as described therein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Consistent with its terms, the STIP may be amended or terminated at any time by the Outside Directors of the Compensation Committee, and will require stockholder approval only to the extent required to satisfy the conditions for exemption under Section 162(m) or otherwise.

Incentive Formula.    In any fiscal year, cash bonus incentives will be paid to participants under the STIP only if certain pre-established performance metrics for the fiscal year are met by the Company. The Compensation Committee may require achievement of a particular performance metric for the fiscal year in order to trigger any payout for the remaining performance metrics; provided, however, such determination must be made by the Compensation Committee no later than 90 days after the beginning of the fiscal year.

The pre-established target bonus under the STIP for each participant is based on a percentage of his or her base salary, which percentage is set by the Compensation Committee no later than 90 days after the beginning of the fiscal year based on the participant's employment tier. If the Company exceeds the performance metrics in any given fiscal year, a cash bonus greater than the target amount may become payable to a participant, up to a maximum of the pre-established stretch bonus. Accordingly, the maximum amount of cash bonus incentive payable to each participant under the STIP can be calculated no later than 90 days after the beginning of the fiscal year.

Certification.    As soon as reasonably practicable following the conclusion of each fiscal year and prior to the payment of any incentive under the STIP, the Outside Directors of the Compensation Committee will certify, in writing, the calculation of the performance metrics for the fiscal year and the actual incentive that the Outside Directors of the Compensation Committee has determined shall be paid to the participant, in each case, as and to the extent required by Section 162(m). No incentive payment will be paid under the STIP unless and until the Outside Directors of the Compensation Committee makes a certification in writing as required to satisfy the conditions for qualifying performance-based compensation under Section 162(m).

Termination of Employment.    No incentive will be earned for a given fiscal year unless the participant is an employee of the Company or its subsidiaries at the time such incentive is paid or as otherwise determined by the Outside Directors of the Compensation Committee.

Payment of Incentives.    An incentive awarded under the STIP for a fiscal year shall be paid in cash at such times and on such terms and conditions as the Outside Directors of the Compensation Committee may determine.

Effective Date.    The STIP shall be effective upon the date of stockholder approval.

Plan Benefits.     Incentive awards under the STIP to employees of the Company will be made at the discretion of the Outside Directors of the Compensation Committee. For this reason, the Company cannot determine the benefits that might be received by eligible employees under the STIP.

Federal Tax Aspects.    The Company intends awards under the STIP to qualify as performance-based compensation under the requirements of Section 162(m), and therefore to be deductible by the Company. However, notwithstanding any other provision of the STIP, if the Compensation Committee determines that a potential incentive award will not be qualified as performance based compensation under Section 162(m), the Compensation Committee may modify the performance metrics, the weighting of performance metrics, the annual targets, threshold, target and stretch performance levels and any other terms of such potential incentive award at any time during the fiscal year, including after the first 90 days of the fiscal year.

In addition, the STIP requires that the maximum aggregate dollar amount that may be earned by and paid to any participant during any calendar year under any type of award under the STIP is $3 million in order to comply with the maximum payout requirements of Section 162(m). The STIP is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to be qualified under Section 401(a) of the Code.

Required Vote
The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2017 Annual Meeting is required to approve the STIP. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.

The Board of Directors recommends a vote “FOR” the Approval of the Company’s Short Term Incentive Plan.

PROPOSAL NO. 5

ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION
We are providing our stockholders an opportunity to indicate whether they approve of our named executive officer compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this proxy statement. The proposal is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions. Accordingly, stockholders are being asked to vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented. At the 2016 Annual Meeting of stockholders, approximately 94% of the votes cast approved our say on pay vote.
Advanced Energy’s compensation program is designed and administered by the Compensation Committee, which is composed entirely of independent directors within the meaning of the Nasdaq Stock Market Rules. We carefully consider many different factors, as described in the Compensation Discussion and Analysis, in order to provide appropriate compensation for our executives. Our executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase stockholder value. The Compensation Committee has designed our compensation program to be competitive with the compensation offered by those peers with whom we compete for executive talent. Targets for base salaries, annual cash incentive and long-term incentive awards for executives factor in competitive data. A large proportion of our executive officers’ total potential compensation is performance-based in order to align their interests with those of our stockholders and place more of their compensation at risk and emphasize a long-term strategic view. The Compensation Committee deliberately designs compensation objectives in order to allocate a significant percentage of each of our named executive officers’ compensation to performance-based measures. As discussed in the Compensation Discussion and Analysis beginning on page 33 of this proxy statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders. For example:

•
We strive to structure our executive compensation programs within a framework that measures performance using a variety of financial and non-financial metrics. We do this to promote and reward actions that strengthen the company’s long-term health while promoting strong annual results.

•
We make annual compensation decisions based on an assessment of each executive’s performance against goals that promote the Company’s success by focusing on our stockholders, customers and employees. We focus not only on results but on how results were achieved.

•
We strive to structure our executive compensation programs to be consistent with and support sound risk management. We have reviewed the design and controls in our incentive compensation program to assess the effectiveness of the program and our compensation practices in controlling excessive risk.

Required Vote
The votes on Proposal No. 5 are advisory in nature and, therefore, are not binding on Advanced Energy. However, the Board and Compensation Committee will review the results of the vote in making future compensation decisions. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.
Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal No. 5 to approve the compensation of Advanced Energy’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this proxy statement set forth under the caption “Executive Compensation” of this proxy statement.

The Board of Directors recommends a vote “FOR” the approval of the compensation of Advanced Energy’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

PROPOSAL NO. 6
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.
We are seeking an advisory vote on the frequency with which say-on-pay votes, such as Proposal 5 included in this proxy statement, should be held in the future. This advisory vote is commonly referred to as “say on frequency” or “say when on pay.” This proposal is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. Because this proposal is advisory, it will not be binding on the Company, and the Board and the Compensation Committee may determine to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders. However, the Board values our stockholders’ opinions, and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Stockholders may vote to indicate their preference for conducting a say-on-pay vote:

•	every year;

•	every two years; or

•	every three years.
Stockholders may also abstain from voting on this proposal.
The Board believes that an advisory vote every year on executive compensation is the best approach for Advanced Energy.
Required Vote
 The votes on Proposal No. 6 are advisory in nature and, therefore, are not binding on Advanced Energy. For purposes of determining the votes cast on the matter, abstentions and broker non-votes are not included. In addition, since stockholders have several voting choices, it is possible that no single choice will receive a majority or plurality of the votes cast. In light of the foregoing, the Board will consider the outcome of the vote when determining the frequency of holding the say on pay vote. While the Board is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the Board’s recommendation.
Unless otherwise indicated, properly executed proxies will be voted on Proposal No. 6 to include an advisory vote on the compensation of Advanced Energy’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, every year.
The Board of Directors recommends that you vote to hold an advisory vote on executive compensation every year.

PROPOSAL NO. 7

ADOPTION OF AN AMENDMENT TO THE ADVANCED ENERGY BYLAWS TO PROVIDE THAT DELAWARE WILL SERVE AS THE EXCLUSIVE FORUM FOR THE ADJUDICATION OF CERTAIN LEGAL DISPUTES

The Board has approved, and we are asking our stockholders to approve, an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”) that, if adopted, would result in the courts located within the State of Delaware serving as the exclusive forum for the adjudication of certain legal actions involving the Company. Specifically, if this proposal is approved by stockholders, the Bylaws will be amended to insert a new provision as Article XIV to the Bylaws and to make appropriate conforming changes. The text of the new Article XIV is as follows:

EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

Section 46. Forum. Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Company Law, or the Certificate of Incorporation or these By-Laws (as either may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the state of Delaware), in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Bylaw.

The Board believes that adopting the Amendment is in the best interests of the Company and its stockholders for the following reasons:

•	The Amendment provides that all intra-corporate disputes will be litigated in the state of Delaware, where the Company is incorporated and whose law governs such disputes;

•
The Delaware courts are appropriate and efficient as an exclusive forum as they have developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance, which will provide the Company and stockholders with more certainty about the outcome of intra-corporate disputes;

•
The Amendment will help the Company and stockholders avoid duplicative lawsuits in multiple jurisdictions relating to such disputes, thus saving the significant costs and effort in addressing duplicative cases brought in multiple jurisdictions;

•	The Amendment will reduce the risk that the outcome of cases in multiple jurisdictions could be inconsistent;

•
The Amendment will only regulate the forum where our stockholders may file claims relating to the specified intra-corporate disputes; it does not restrict the ability of our stockholders to bring such claims, nor does it affect the remedies available if such claims are ultimately successful; and

•
The Company will retain the ability to consent to an alternative forum in appropriate circumstances where the Company determines that its interests and those of its stockholders are best served by permitting a particular dispute to proceed in a forum other than Delaware.

The Board is seeking stockholder approval for this exclusive forum bylaw based on the following:

•	The Board’s belief that such a provision is in the best interest of the stockholders; and

•	The Board’s own determination that the approval of stockholders should be sought because of the importance of the issue.

The Amendment is not being proposed in anticipation of any specific litigation or transaction. Rather, as a general matter, the Board has observed and is increasingly concerned about recent trends in lawyer-driven stockholder litigation relating to mergers and acquisitions or in connection with other matters submitted for stockholder approval. Such cases are typically filed in the state court where the defendant company is headquartered or where one or more of the plaintiff stockholders are domiciled, rather than the state where the company is incorporated, thus requiring a court less familiar with the laws of the state of incorporation to interpret and apply those laws. As such, the Board is recommending the Amendment as a means to prevent potential future harm to the Company and its stockholders. The Board is committed to strong corporate governance practices, as evidenced by this proposal. While an exclusive forum provision may limit a particular stockholder’s ability to bring a claim in a court that such stockholder finds favorable for disputes within the scope of the Amendment, the Board believes that the benefits to the Company and its stockholders outlined above outweigh the risk of any such potential limitations.

After considering the foregoing, the Board believes the Amendment is in the best interests of the Company and its stockholders and recommends that our stockholders approve the Amendment. If approved by stockholders, the Amendment will be immediately effective. If the Amendment is not approved, the Board will reconsider whether the Amendment is in the best interests of the Company and its stockholders and conduct further outreach to stockholders on this topic.

Required Vote

Stockholder approval is not required for the Board to amend our Bylaws; however we believe this proposal reflects our commitment to seek stockholder input on important governance issues and to serve the best interests of our stockholders. Approval of the Amendment requires the affirmative (FOR) vote of a majority of shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board unanimously recommends a vote “FOR” approval of the amendment to our bylaws establishing the courts located within the State of Delaware as the exclusive forum for the adjudication of certain legal disputes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 1, 2017, there were 39,712,402 shares of the Company’s common stock outstanding. The following table sets forth the beneficial ownership of Advanced Energy common stock as of February 1, 2017 (unless otherwise noted) by:

▪	each person known to us to beneficially own more than five percent (5%) of the outstanding common stock;

▪	each director and nominee for director;

▪	each current named executive officer; and

▪	the current directors and executive officers as a group.
Unless otherwise indicated, the address of each individual named below is c/o Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

Name of Stockholder	Shares of Common Stock Beneficially Owned		Percent Owned
BlackRock, Inc.	4,510,332	(1)	11.4%
The Vanguard Group	3,615,724	(2)	9.1%
Earnest Partners, LLC	1,979,656	(3)	5.0%
Yuval Wasserman, President and Chief Executive Officer and Director	274,884	(4)(5)	*
Thomas Liguori, Executive Vice President and Chief Financial Officer	26,184	(4)(5)	*
Thomas O. McGimpsey, Executive Vice President, General Counsel and Corporate Secretary	60,791	(4)(5)	*
William G. Trupkiewicz, Vice President	12,061	(4)(5)	*
Grant H. Beard, Chairman of the Board of Directors	22,500	(6)	*
Frederick A. Ball, Director	13,000	(6)	*
Ronald C. Foster, Director	2,500	(6)	*
Edward C. Grady, Director	18,800	(6)	*
Thomas M. Rohrs, Director	18,750	(6)	*
John A. Roush, Director	—	(6)	*

All executive officers and directors, as a group (10 persons)	449,470

(1)
Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on January 12, 2017 by BlackRock, Inc. BlackRock, Inc. reports sole voting power over 4,425,184 shares and sole dispositive power over 4,510,332 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)
Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 9, 2017 by The Vanguard Group. The Vanguard Group reports sole voting power over 77,020 shares, shared voting power over 5,853 shares, sole dispositive power over 3,534,798 shares and shared dispositive power over 80,926 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on January 10, 2017 by Earnest Partners, LLC. Earnest Partners, LLC reports sole voting power over 581,929 shares, shared voting power over 116,842 shares and sole dispositive power over 1,979,656 shares. The address for Earnest Partners, LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.

(4)	Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of February 1, 2017 pursuant to stock options granted or assumed by Advanced Energy:
	Yuval Wasserman	27,982
	Thomas Liguori	—
	Thomas O. McGimpsey	6,995
	William G. Trupkiewicz	2,186

(5)
Includes beneficial ownership of the following numbers of shares that will be acquired within 60 days of February 1, 2017 pursuant to stock awards (also called “restricted stock units”) granted or assumed by Advanced Energy:

	Yuval Wasserman	15,388
	Thomas Liguori	5,494
	Thomas O. McGimpsey	4,616
	William G. Trupkiewicz	1,098

(6)	The shares reported in the table do not include awards that will be granted to each non-employee director if such person is reelected to the Board of Directors at the annual meeting.

*	Less than 1%

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary and Overview of 2016 Compensation

Our Company’s long-term success depends on our ability to fulfill the expectations of our customers in a competitive environment and deliver value to stockholders. To achieve these goals, it is critical that we are able to attract, motivate, and retain highly talented individuals at all levels of the organization who are committed to the Company’s values and objectives. Accordingly, the Company strives to provide compensation that is (a) linked to stockholder value creation, (b) reflective of the overall performance of the Company, and (c) considerate of the competitive market levels of compensation needed to recruit, retain and motivate top executive talent, while remaining consistent with the other objectives.

As part of the Company’s continued focus on delivering improved stockholder value, the Compensation Committee designs its executive compensation plans to closely align executive compensation with stockholders’ interests and reinforce a “pay for performance culture.” These compensation plans are integrated into the Company’s strategic plan and provide incentives designed to align the executive officers’ performance with the interests of the Company’s stockholders and also encourage retention.

Our compensation decisions in 2016 were designed to meet these goals. As set forth in more detail below, our Compensation Committee reinforced our philosophy of “pay for performance” by awarding cash bonuses under our 2016 Short Term Incentive Plan (“STI Plan”) and performance shares under our 2016 Long Term Incentive Plan (“LTI Plan”), to our named executive officers and other member of management only when applicable pre-established financial performance metrics (some of which are non-GAAP measures) for the Company were met.

Compensation Philosophy and Objectives

The Company’s executive compensation program is based on the same objectives that guide the Company in establishing all of its compensation programs:

▪	Compensation promotes the long-term focus required for the Company’s success by aligning executive officer’s interests with those of stockholders.

▪
Compensation reflects the level of job responsibility and Company and individual performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance because those employees are more able to affect the Company’s results.

▪
Compensation reflects the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers with whom we compete for talent.

Overview of Executive Compensation Program
The Compensation Committee

The Compensation Committee has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. Accordingly, the Compensation Committee strives to develop and maintain competitive, progressive programs that reward executives for continuous improvement in key financial metrics that drive company performance and stockholder value. The Compensation Committee also recognizes the need for compensation programs to attract, retain and motivate high-caliber employees, foster teamwork, and maximize the long-term success of Advanced Energy by appropriately rewarding our executives for their achievements. The Compensation Committee evaluates risk and rewards associated with the Company’s overall compensation philosophy and structure. Pursuant to the Compensation Committee Charter, the Compensation Committee may delegate authority to subcommittees when appropriate.

The Compensation Committee has the authority to engage independent advisors to assist in making determinations with respect to the compensation of executives and other employees. For the 2016 fiscal year, the Compensation Committee engaged Semler Brossy to conduct a competitive review of executive compensation and advise the Committee on other compensation related matters. Information regarding the competitive review is provided below under the heading “Benchmarking Against Peer Companies.” Semler Brossy has not provided any other services to the Company or the Compensation Committee and has not received compensation other than with respect to the services provided to the Compensation Committee.

Role of Executive Officers in Compensation Decisions

The Compensation Committee meets with the Company’s Chief Executive Officer and other senior executives in order to obtain recommendations with respect to the Company’s compensation programs and practices for executives and other employees. The Compensation Committee takes management’s recommendations into consideration, but is not bound by management’s recommendations with respect to executive compensation. The compensation for the Chief Executive Officer is recommended by the Compensation Committee to the Board for its review and ratification. While management attends certain meetings of the Compensation Committee, the Compensation Committee also holds executive sessions not attended by any members of management or by non-independent directors.

Benchmarking Against Peer Companies

One factor that the Compensation Committee considers when making compensation decisions is the compensation paid to executives of a peer group of companies. The Compensation Committee also considers other factors discussed below under the heading “Components of Executive Compensation.”

In consultation with Semler Brossy, the Compensation Committee revised its list of peer companies used for comparative review for 2016 compensation especially given its decision to discontinue the operations of its Solar inverter business in 2015. The list of peer companies consists of the following 13 publicly traded companies of roughly similar size to Advanced Energy. All of these companies are from related industries-including the semiconductor and electronic equipment space-and compete with Advanced Energy for executive talent:

Brooks Automation, Inc.	Entegris, Inc.	Photronics, Inc.
Astronics Corporation	FEI Company	Thermon Group Holdings, Inc.
Greatbatch Technologies	Kulicke & Soffa Industries, Inc.	Veeco Instruments, Inc.
Coherent / Rofin-Sinar	MKS / Newport
Ambarella, Inc.	OSI Systems

This review and analysis indicated that, on average, Advanced Energy’s executive officers are compensated at or near the 50th percentile of the peer group. The Compensation Committee continues to retain broad discretion as to the extent to which it uses such information. In early 2016, the Compensation Committee determined it to be in the best interests of the Company to offer compensation in the 50th percentile in order to recruit and retain top tier executive talent, within the scope of an executive's duties as compared to benchmark positions and the executive’s performance in prior periods.

Components of Executive Compensation

For 2016, the principal components of compensation for named executive officers were: (1) Base Salary, (2) Annual Performance-Based Incentive Compensation under the STI Plan, (3) Long-Term Performance-Based Equity Incentive Compensation under the LTI Plan, (4) Personal Benefits and (5) Other Compensation. In determining the amount and relative allocation among each component of compensation for each named executive officer, the Compensation Committee considered, among other factors, the Company’s and each executive officer’s performance during the year, historical rates of executive compensation, data obtained from management’s recruitment activities, the comparative review and analysis provided by Radford and alignment with the Company’s overall compensation philosophy.

Base Salary

Base salaries are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. Base salaries are also set with the goal of rewarding executive officers on a day-to-day basis for their time and services while encouraging them to strive for performance-based and long-term incentives. For 2016, the Compensation Committee set the base salaries as follows:

Name	Position	Base Salary (per annum)
Yuval Wasserman	President and Chief Executive Officer	$625,000
Thomas Liguori	Executive Vice President and Chief Financial Officer	$400,000
Thomas O. McGimpsey	Executive Vice President, General Counsel and Corporate Secretary	$330,000
William G. Trupkiewicz	Vice President*	$255,000

*	Mr. Trupkiewicz was a named executive officer from November 2014 until November 2016 when his role as Chief Accounting Officer was transitioned to Mr. Liguori.

Annual Performance-Based Incentive Compensation

The STI Plan provides the Company’s executive officers (CEO and executive vice presidents) and other members of management (senior vice presidents and certain vice presidents) with an opportunity to earn an annual cash bonus that is funded from a corporate “performance-based” bonus pool. Specifically, the corporate bonus pool for 2016 will be funded to the extent the Company achieves certain threshold, target or stretch levels of revenue, non-GAAP operating income from continuing operations (“non-GAAP OI”) and operational cash flow (a non-GAAP metric excluding restructuring and other one-time charges). Each of these performance metrics carries a different weight in funding the corporate bonus pool with revenue weighted 50%, non-GAAP OI weighted 30% and operational cash flow weighted 20% (these performance metrics are generally referred to herein as “corporate achievement”). The corporate achievement scale funds the bonus pool 50% at threshold, 100% at target, and 200% at stretch; however the non-GAAP OI threshold must be met to trigger pool funding for the revenue and non-GAAP OI portions. The threshold, target and stretch achievement percentages for revenue are 75%, 100% and 125%. The threshold, target and stretch achievement percentages for non-GAAP OI and operational cash flow are 85%, 100% and 115%. Achievement percentages between the threshold and target and between the target and stretch levels are to be interpolated based on actual results in each category to determine the final achievement percentage to fund the pool.

Executive officers have an annual bonus opportunity expressed as a percent of their base salary. In 2016, Mr. Yuval Wasserman, the President and Chief Executive Officer, had a target bonus opportunity of 100% of base pay, or $625,000 at target. Of that target bonus opportunity, $400,000 is based on corporate achievement of the performance metrics as discussed above and $225,000 is based on achieving other goals determined at the discretion of the Compensation Committee. Mr. Wasserman’s aggregate annual bonus opportunity ranged from $0 to $1.25 million.

Mr. Thomas Liguori, Executive Vice President and Chief Financial Officer, had a target bonus opportunity of 70% of base pay, or $280,000 at target in 2016, based on corporate achievement of the performance metrics discussed above. Mr. Liguori’s aggregate annual bonus opportunity ranged from $0 to $560,000.

Mr. Thomas McGimpsey, Executive Vice President, General Counsel and Corporate Secretary, had a target bonus opportunity of 60% of base pay, or $198,000 at target in 2016, based on corporate achievement of the performance metrics discussed above. Mr. McGimpsey’s aggregate annual bonus opportunity ranged from $0 to $396,000.

Mr. William Trupkiewicz, Vice President , had a target bonus opportunity of 40% of base pay, or $102,000 at target in 2016, based on individual achievement and limited to bonus pool funding. Mr. Trupkiewicz’s aggregate annual bonus opportunity ranged from $0 to $204,000.

As mentioned above, at the highest level of achievement, participants may be eligible to receive up to a maximum of 200% of his or her target bonus amount, subject to and limited by the funding of the corporate bonus pool (as discussed above). All bonus awards under the STI Plan will be subject to other terms and conditions set forth in the STI Plan.

Achievement

For purposes of the STI Plan, the 2016 revenue, non-GAAP OI and operational cash flow performance for the Company, was approximately $484 million, $137 million and $127 million, respectively. Accordingly, the target revenue requirement of $461.1 million, the target non-GAAP OI requirement of $120.4 million and the target operational cash flow requirement of $113.2 million were exceeded. Based on the performance as described, there was a 155% achievement which was reduced by the Compensation Committee in its discretion to a 138% payout under the STI Plan.

A 138% payout of the $400,000 portion of Mr. Wasserman’s bonus opportunity resulted in a payment of $552,000. For the remaining $225,000 portion of Mr. Wasserman’s bonus opportunity, 150% or $337,500 was achieved as determined by the Compensation Committee in its discretion. Based on the corporate achievement of 138% above, Mr. Liguori and Mr. McGimpsey achieved a payout of $386,400 and $273,240, respectively. Based on individual achievement of 100% and funding of the corporate bonus pool, Mr. Trupkiewicz achieved a payout of $102,000.

As a result of such performance, the Chief Executive Officer and named executive officers were awarded the following cash payouts under the STI Plan.

Name	Position	STI Plan Payout
Yuval Wasserman	President and Chief Executive Officer	$889,500	(1)
Thomas Liguori	Executive Vice President and Chief Financial Officer	$386,400	(2)
Thomas O. McGimpsey	Executive Vice President, General Counsel and Corporate Secretary	$273,240	(3)
William G. Trupkiewicz	Vice President	$102,000	(4)
(1) Calculated by multiplying a 100% bonus opportunity on a $625,000 base salary with an attainment of 138% on $400,000 amounting to $552,000 and an attainment of 150% on $225,000, amounting to $337,500.
(2) Calculated by multiplying a 70% bonus opportunity on a $400,000 base salary with an attainment of 138%, amounting to $386,400.
(3) Calculated by multiplying a 60% bonus opportunity on a $330,000 base salary with an attainment of 138%, amounting to $273,240.
(4) Calculated by multiplying a 40% bonus opportunity on a $255,000 base salary with an attainment of 100%, amounting to $102,000.

Long-Term Equity Incentive Compensation

    The LTI Plan is an equity-based plan under the Company 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”). For 2016, participants in the LTI Plan received awards in the following forms: 50% time-based restricted stock units and 50% performance stock units. The grants of restricted stock units will vest ratably over a three (3) year period with 1/3 vesting on each anniversary date of the grant date. The performance stock units will vest between 50% at threshold, 100% at target and 200% at stretch based on the achievement of revenue (weighted at 50%) and non-GAAP earnings per share from continuing operations (“Non-GAAP EPS”)(weighted at 50%) goals as calculated under the LTI Plan over a performance period of 3 years (2016-2018). Vesting of all or portions of such performance stock units can occur in any quarter over such three years (but no sooner than the first fiscal quarter of 2017) if either revenue or Non-GAAP EPS goals are independently met over a trailing four quarter period; provided, however, that a threshold level of Non-GAAP EPS must be met in order to trigger vesting related to the revenue goals. Achievement percentages between the threshold and target and between the target and stretch levels will be interpolated at the end of the 3 year period (but not during the interim period). The performance units are evidenced by award letters given to the executive officers and other key members of management who are selected to participate in the LTI Plan. The award letters provide for the vesting of performance shares as set forth above, and settlement in cash, stock, or a combination thereof, as determined by the Compensation Committee.

On February 4, 2016, Mr. Wasserman, was granted equity (50% in restricted stock units and 50% in performance stock units) under the LTI Plan at an approximate grant date target value of $1.75 million. Similarly, Mr. Liguori, Mr. McGimpsey, and Mr. Trupkiewicz were also granted equity under the LTI Plan at approximate grant date target values of $625,000, $525,000 and $125,000, respectively. If the stretch goals are met for the performance stock units (50% of LTI Plan opportunity), vesting can occur at up to 200% resulting in overall estimated LTI Plan grant date values of $2.625 million,

$937,500, $787,500 and $187,500 for Messrs. Wasserman, Liguori, McGimpsey and Trupkiewicz, respectively. The approximate grant date value of restricted stock units and performance stock units are based on a full share value as of the grant date. All awards under the LTI plan will be subject to other terms and conditions set forth in the LTI Plan document and award agreement.

Over the trailing four quarter period ending on December 31, 2016, the revenue goal was not met but the Company did achieve $3.11 Non-GAAP EPS for the year which exceeded the target goal of $3.00 Non-GAAP EPS for the year. Based on this achievement, 50% of the performance stock units vested as shown in the table below along with the time-based restricted stock units:

Name	Position	Time-Based RSUs*	Award of PSUs
Yuval Wasserman	President and Chief Executive Officer	10,259	15,388
Thomas Liguori	Executive Vice President & Chief Financial Officer	3,664	5,494
Thomas O. McGimpsey	Executive Vice President, General Counsel and Corporate Secretary	3,078	4,616
William G. Trupkiewicz	Vice President	733	1,098
* One-third vesting of time-based RSUs granted under the 2016 LTI.

Stock Ownership Policy

In February 2014, our Board of Directors adopted a Stock Ownership Policy, effective for years beginning with 2014, which is applicable to the Chief Executive Officer, senior executives reporting to the Chief Executive Officer and non-employee members of the Board of Directors. The Stock Ownership Policy provides that (1) the Chief Executive Officer shall own an amount of stock of the Company with a value equal to at least five times his or her annual base salary (excluding any bonus, award or special compensation), (2) the senior executives reporting to the Chief Executive Officer shall own an amount of stock of the Company with a value equal to at least three times his or her annual base salary (excluding any bonus, award or special compensation), and (3) non-employee members of the Board of Directors shall own an amount of stock of the Company with a value equal to at least five times the annual retainer for Board service (exclusive of any compensation for Committee service, meeting fees, leadership roles and the like), based in each case, on the volume weighted average closing price of the Company’s stock for the two fiscal years as of December 31 of the applicable year and subject to the terms in the policy. The policy provides for a phase-in period over five years to achieve the respective ownership goal.

Personal Benefits

As U.S. employees, the executives were eligible to participate in health and welfare benefits, as offered to our U.S. workforce, designed to attract and retain a skilled workforce in a competitive marketplace. These benefits help ensure that the Company has a healthy and focused workforce through reliable and competitive health and other personal benefits. These benefits were considered in relation to the total compensation package, but did not materially impact decisions regarding other elements of executive officer compensation.

All U.S. employees of the Company, including the executive officers, are eligible to participate in the Company’s 401(k) savings plan and are eligible to receive matching contributions by the Company of fifty percent (50%) of the first six percent (6%) of compensation contributed to the plan by the employee.

All U.S. employees of the Company, excluding the executive officers, are eligible to participate in the Company’s Employee Stock Purchase Plan (“ESPP”), which allows for employees to purchase shares of the Company’s common stock with funds withheld directly from their pay. The ESPP also provides participants with a right to purchase a limited number of shares of common stock of the Company at a purchase price equal to the lesser of eighty five percent (85%) of the fair market value of the stock on either the opening or closing date of an offering period under the plan.

Other Compensation

The Company is party to a change in control (“CIC”) agreement with each of Messrs. Wasserman, McGimpsey, and Liguori. The CIC agreements provide each of the executive officers with severance payments and certain benefits in the event of a termination without Cause (as defined in the CIC agreements) or other involuntary termination following an actual or during a pending change in control. The Company entered into the CIC agreements and established the payment amounts thereunder in order to keep management focused on the Company’s stated corporate objectives irrespective of whether the achievement of such objectives makes the Company attractive for acquisition, and to avoid the distraction and loss of key management that could occur in connection with a rumored or actual change in corporate control.

Under the CIC agreements, in the event of an executive’s termination without cause following an actual or during a pending change in control, the executive is entitled to receive: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal to the executive’s then current annual base salary plus his or her target bonus for the year in which the termination is effected (or in the case of the Chief Executive Officer, two times such amount), (c) continuation of insurance and other benefits for 18 months following the date of termination, (d) an amount equal to the contributions that would have been made to the company’s retirement plans on behalf of executive, if the executive had continued to be employed for twelve (12) months following the date of termination, (e) reimbursement, up to $15,000, for outplacement services, and (f) full vesting and right to exercise all stock options and other equity awards (at maximum) then held by the executive so terminated. Other than accrued compensation, an executive is not entitled to receive any compensation, benefits or other payments under the CIC agreements unless the executive provides the Company with a full release of claims. The terms of the CIC agreements were determined by the Compensation Committee based on consideration of marketplace benchmark data and the Company’s retention objectives.
Tax and Accounting Implications

To maintain maximum flexibility in designing compensation programs, the Compensation Committee will continue to take tax deductibility into consideration when structuring incentive compensation awards for the named executive officers. However, in establishing the cash and equity incentive compensation programs for the named executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the limitations under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Further, because of the fact-based nature of the exemption for performance-based compensation under Section 162(m) and the limited amount of binding-related guidance, the Compensation Committee cannot guarantee that compensation that is intended to comply with the exemption for performance-based compensation under Section 162(m) will in fact so qualify. Accordingly, we reserve the right to pay compensation that is not deductible under Section 162(m) and the right to pay discretionary bonuses and other ad hoc compensatory awards.

Response to the 2016 Advisory Vote on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC’s rulemakings thereunder, we offered our stockholders an advisory vote on executive compensation as set forth more fully in our 2016 proxy statement. As reported on the Current Report on Form 8-K filed with the SEC on May 5, 2016, over 35.8 million shares of our common stock voted in favor of the executive compensation paid to our named executive officers at our 2016 Annual Meeting of Stockholders, representing approximately 94% of the votes cast on the proposal. In light of this approval rate, our Compensation Committee believed that no significant changes to our compensation programs were required. We will continue to carefully consider our annual votes in making future compensation decisions. We value the feedback of all of our stockholders and encourage all of our stockholders to vote on Proposal No. 5 as contained in this proxy statement.

Hedging

The Company’s insider trading policy prohibits hedging transactions with respect to the Company’s common stock.

Risk Assessment

In 2016, the Company, with the assistance of Semler Brossy, conducted a review of the formal risk assessment for all our incentive compensation programs that have material impact on our financial statements. Semler Brossy inventoried incentive compensation programs across the Company and then collected key information about each program including the number of participants, target annual awards, performance metrics, and summary design features. No programs were found to present a material adverse risk to the financial statements of the Company.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Grady (Chair), Beard and Roush. There are no interlocking relationships as defined in the applicable SEC rules.

During 2016, no executive officer of Advanced Energy served as a member of the board of directors or compensation committee of another company that has any executive officers or directors serving on Advanced Energy’s Board of Directors or its Compensation Committee.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in a document filed under the Securities Act or the Exchange Act.

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2016. Based upon the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders.

This report is submitted by the Compensation Committee.

Edward C. Grady, Chair
Grant H. Beard
John A. Roush

Equity Compensation Plan Information
The Company currently maintains two equity compensation plans: the Company’s 2008 Omnibus Incentive Plan, as amended and the Employee Stock Purchase Plan (“ESPP”). Both plans were approved by the Company’s stockholders. The following table sets forth the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of January 1, 2017 in each of the equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	837,739	(1)	$17.98	(2)	2,245,619
Equity compensation plans not approved by security holders	—		$—		—
Total	837,739		$17.38		2,245,619

(1)	Includes 474,023 shares subject to stock options, 354,499 shares of restricted stock units, and 9,217 shares granted under our Employee Stock Purchase Plan

(2)	The weighted average exercise price calculation does not take into account any restricted stock units as they have a minimal purchase price.

Management
Executive officers of the Company are appointed by the Board, and serve for a term of one year and until their successors have been appointed and qualified or until their earlier resignation or removal by the Board. The following table sets forth names and ages of our current executive officers of the Company and their respective positions with the Company as of the date of this proxy statement:

Name	Age	Position	Principal Occupation and Business Experience
Yuval Wasserman	62	President, Chief Executive Officer and Director	A summary of Mr. Wasserman’s business experience is included in Proposal No. 1 on page 8
Thomas Liguori	59	Executive Vice President and Chief Financial Officer
Mr. Liguori joined us in May 2015 as Executive Vice President and Chief Financial Officer. Prior to joining Advanced Energy, he served as Executive Vice President and Chief Financial Officer at Multi-Fineline Electronix, Inc. since 2008. Multi-Fineline Electronix, Inc. is one of the world’s largest producers of flexible printed circuits and flexible circuit assemblies. Prior to Multi-Fineline Electronix, Inc., Mr. Liguori served as Chief Financial Officer at Hypercom, Inc. from November 2005 to February 2008, where he designed and built the global finance and administration functions. From February 2005 to November 2005, Mr. Liguori served as Vice President, Finance and Chief Financial Officer at Iomega Corporation, a publicly traded provider of storage and network security solutions, and from April 2000 to February 2005, as Chief Financial Officer at Channell Commercial Corporation, a publicly traded designer and manufacturer of telecommunications equipment. Prior to that time, Mr. Liguori served as Chief Financial Officer of Dole Europe for Dole Food Company, serving as the top-ranking financial and IT executive in Dole’s operations in Europe, Africa and the Middle East, and as Vice President of Finance at Teledyne Technologies International Corp. Mr. Liguori began his career with Honeywell Ltd. and served as a management consultant with Deloitte & Touche LLP. Mr. Liguori holds a Bachelor’s in Business Administration from Boston University and completed a M.B.A. in Finance, from Arizona State University. He is a Certified Management Accountant and a Certified Financial Manager. Mr. Liguori is a National Association of Corporate Directors (NACD) Board Leadership Fellow.

Name	Age	Position	Principal Occupation and Business Experience
Thomas O. McGimpsey	55	Executive Vice President, General Counsel and Corporate Secretary
Mr. McGimpsey joined us in April 2009 as Vice President and General Counsel and was promoted to Executive Vice President of Corporate Development and General Counsel in August 2011, and held the corporate development position until mid-2015. Mr. McGimpsey also managed Advanced Energy’s IT Department from 2010 to 2013. From February 2008 to April 2009, Mr. McGimpsey held the position of Vice President of Operations at First Data Corporation. During 2007, Mr. McGimpsey was a consultant and legal advisor to various companies. From July 2000 to January 2007, Mr. McGimpsey held various positions with McDATA Corporation such as Executive Vice President of Business Development & Chief Legal Officer, Senior Vice President & General Counsel and Vice President of Corporate Development. From February 1998 until its sale in June 2000, Mr. McGimpsey held the position of Director and Senior Corporate Attorney at US WEST, Inc. From 1991 to 1998, Mr. McGimpsey was in private practice at national law firms. From 1984 to 1988, Mr. McGimpsey was a Senior Engineer for Software Technology, Inc. In August 2014 Mr. McGimpsey was appointed to the board of directors of CPP, Inc., an international engineering services company. In July 2015, Mr. McGimpsey was appointed as a Commissioner to the Colorado Commission on Higher Education. Mr. McGimpsey is a NACD Governance Fellow. Mr. McGimpsey received his Executive M.B.A. from Colorado State University, his Juris Doctor degree from the University of Colorado and his B.S. degree in Computer Science (with a minor in electrical systems) from Embry-Riddle Aeronautical University.

Summary Compensation
The following table shows compensation information for fiscal 2014, 2015, and 2016 for the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(3)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($) (5)	Total ($)
Yuval Wasserman	2016	625,000	—	2,581,217	—	889,500	—	9,880	4,105,597
President and Chief Executive	2015	600,000	—	841,899	799,996	528,000	—	25,035	2,794,930
Officer(6)	2014	429,969	—	—	500,344	750,000	—	123,743	1,804,056

Thomas Liguori	2016	400,000	—	919,937	—	386,400	—	9,616	1,715,953
Executive Vice President and	2015	233,333	—	1,799,947	—	132,859	—	48,103	2,214,242
Chief Financial Officer(7)

Thomas O. McGimpsey	2016	330,000	—	774,348	—	273,240	—	9,983	1,387,571
Executive Vice President,	2015	314,646	—	541,878	199,997	168,744	—	9,823	1,235,088
General Counsel and	2014	283,512	—	—	—	106,313	—	9,434	399,259
Corporate Secretary

William G. Trupkiewicz	2016	255,000	—	184,340	—	102,000	—	9,224	550,564
Vice President(8)	2015	247,500	—	98,226	62,498	87,932	—	8,963	505,119
	2014	173,437	—	242,132	101,722	41,804	—	4,830	563,925

(1)
The value of the Stock Awards listed relate to the 2016 Long Term Incentive Plan and represents the full grant date value in accordance with FASB ASC Topic 718 of: (a) time-based restricted stock units with one-third vesting on each anniversary date of grant and (b) one-year performance based stock awards granted at 200% of target under such plan. The assumptions used to calculate the value of Stock Awards are set forth under Note 13 of the Notes to Consolidated Financial Statements included in Advanced Energy’s Annual Report on Form 10-K for fiscal year 2016 filed with the SEC on February 23, 2017.

(2)
The value of the Option Awards listed relate to the Long Term Incentive Plan and represents the full grant date value in accordance with FASB ASC Topic 718 of time-based options with one-third vesting on each anniversary date of grant. The assumptions used to calculate the value of Option Awards are set forth under Note 13 of the Notes to Consolidated Financial Statements included in Advanced Energy’s Annual Report on Form 10-K for fiscal year 2016 filed with the SEC on February 23, 2017.

(3)	Performance stock awards which vested for the 2013 performance period were paid in cash in 2014 as noted in Proxy statement for the year ended December 31, 2013.

(4)	For each named executive officer, the amount shown was paid in the subsequent fiscal year, respectively, pursuant to the STI plan.

(5)
All other compensation consists of 401(k) match, excess life insurance, and disability insurance payments made by the Company. For Mr. Wasserman, other compensation includes relocation expenses paid in 2014.

(6)	Mr. Wasserman was named Chief Executive Officer and President of the Company effective October 2014.

(7)	Mr. Liguori was named Executive Vice President and Chief Financial Officer effective May 18, 2015.

(8)	Mr. Trupkiewicz, our Chief Accounting Officer from November 2014 to November 2016, has recently left the Company.

 Grants of Plan-Based Awards
The following table shows all plan-based awards granted to the named executive officers during 2016. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at 2016 Year-End Table on the following page.
2016 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Yuval Wasserman	2/4/2016	—	625,000	1,250,000	46,165	61,554	92,331	—	—	—	2,624,970
Thomas Liguori	2/4/2016	—	280,000	560,000	16,487	21,982	32,974	—	—	—	937,451
Thomas O. McGimpsey	2/4/2016	—	198,000	396,000	13,849	18,466	27,699	—	—	—	787,483
William G. Trupkiewicz	2/4/2016	—	102,000	204,000	3,297	4,396	6,594	—	—	—	187,467

(1)
Amounts shown are estimated payouts for 2016 under the Company’s incentive compensation plan. These amounts are based on the individual’s 2016 base salary and position. The maximum amount shown is 2.0 times the target bonus amount for each of the named executive officers. Actual bonuses received by these named executive officers for 2016 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.” Target and maximum estimates were calculated using base salary as of December 31, 2016.

(2)	Reflects time based options and restricted stock units as well as performance-based options that vest upon the Company’s achievement of certain return on net assets targets.
(3)
The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718. Stock awards consist of performance shares (also called “restricted stock units”) granted under our LTI plan, and time-based awards. The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the Company’s common stock at such date in the future when the option is exercised. The proceeds to be paid to the individual following this exercise do not include the option exercise price.

Outstanding Equity Awards
The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2016. The following awards identified in the table below are also reported in the Grants of Plan-Based Awards Table on the previous page.

	Option Awards					Stock Awards
Name	Number of Exercisable Securities Underlying Unexercised Options (#)	Number of Unexercisable Securities Underlying Unexercised Options(#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Yuval Wasserman						56,297	$3,082,260.75	23,083	$1,263,794.25
	3,282	—	—	$12.77	10/27/2019
	3,938	—	—	$15.65	2/16/2020
	3,938	—	—	$16.25	4/20/2020
	3,938	—	—	$13.85	7/20/2020
	7,876	—	—	$14.50	10/26/2020
	7,876	—	—	$14.52	2/15/2021
	7,876	—	—	$14.21	4/28/2021
	7,876	—	—	$12.44	7/22/2021
	11,813	—	—	$9.51	10/26/2021
	54,450	—	—	$11.02	1/3/2022
	37,734	18,866	—	$18.77	10/1/2024
	55,964	27,981	—	$26.32	2/5/2025

Thomas Liguori	—	—	—	$—		51,781	$2,835,009.75	8,245	$451,413.75

Thomas O. McGimpsey						16,381	$896,589.75	6,925	$379,143.75
	5,250	—	—	$12.77	10/27/2019
	2,625	—	—	$15.65	2/16/2020
	1,313	—	—	$16.25	4/20/2020
	1,313	—	—	$13.85	7/20/2020
	1,313	—	—	$14.50	10/26/2020
	1,587	—	—	$14.52	2/15/2021
	1,563	—	—	$14.21	4/28/2021
	1,565	—	—	$12.44	7/22/2021
	1,564	—	—	$9.51	10/26/2021
	15,781	—	—	$11.02	1/3/2022
	13,991	6,995	—	$26.32	2/5/2025

William G. Trupkiewicz	2,393	—	—	$25.28	4/1/2024	4,087	$223,763.25	1,649	$90,228.75
	4,372	2,186	—	$26.32	2/5/2025

(1)	Calculated based on the achieved performance for fiscal 2016.
(2)
All options expire 10 years following the date of issuance. Options issued from 1999 to 2004 vest twenty-five percent (25%) after one (1) year and six and one quarter percent (6.25%) per quarter over the following three (3) years. Options issued from 2005 to 2011 vest twenty-five percent (25%) per year over four (4) years. Options issued in 2012 vest in three annual installments upon the Company’s achievement of target return on net assets in each annual period. Options issued in 2014 vest one-third per year over three (3) years.

Option Exercises and Stock Vested
The following table shows all stock options exercised and value realized upon exercise, as well as all stock awards vested and value realized upon vesting, by the named executive officers during 2016.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
Name	(#)	($)	(#)		($) (1)
Yuval Wasserman	—	$—	35,462	(2)	$978,954
Thomas Liguori	—	$—	28,239	(3)	$966,056
Thomas O. McGimpsey	19,534	$595,266	8,865	(4)	$244,725
William G. Trupkiewicz	—	$—	2,770	(5)	$76,468

(1)	The value realized equals the market value of the Company's common stock on the release date, multiplied by the number of shares that vested.
(2)	Of this amount, 12,185 shares were withheld by the Company to cover tax withholding obligations.
(3)	Of this amount, 9,452 shares were withheld by the Company to cover tax withholding obligations.
(4)	Of this amount, 2,813 shares were withheld by the Company to cover tax withholding obligations.
(5)	Of this amount, 1,032 shares were withheld by the Company to cover tax withholding obligations.

Pension Benefits
Advanced Energy’s named executive officers neither received nor accrued any benefits in 2016 from the Company under defined pension or defined contribution plans other than the tax-qualified 401(k) Plan. Advanced Energy does not maintain any plan that provides for payments or other benefits at, following, or in connection with retirement other than the tax-qualified 401(k) Plan to our Executives.
Non-qualified Deferred Compensation
The Company does not maintain a non-qualified deferred compensation plan.

Potential Payments upon Termination or Change in Control
The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers who, as of the date of this proxy statement are expected to continue their employment with the Company, would be entitled upon termination of employment.

Name	Benefits	Change in Control Termination w/o Cause or for Good Reason (1)(2)(11)		Voluntary Termination	Death	Long- Term Disability

Yuval Wasserman	Prorated target bonus	625,000	(3)		700,000(9)	144,000(10)
	Severance	1,250,000	(4)
	Target bonus	625,000	(6)
	Outplacement services	4,870	(7)
	Continuation of benefits	24,897	(8)

Thomas Liguori	Prorated target bonus	280,000	(3)		800,000(9)	144,000(10)
	Severance	400,000	(5)
	Target bonus	280,000	(6)
	Outplacement services	4,870	(7)
	Continuation of benefits	42,615	(8)

Thomas O. McGimpsey	Prorated target bonus	198,000	(3)		660,000(9)	144,000(10)
	Severance	330,000	(5)
	Target bonus	198,000	(6)
	Outplacement services	4,870	(7)
	Continuation of benefits	35,745	(8)

(1)
Pursuant to the Company’s Executive Change in Control Severance Agreement, “Cause” means any of the following: (i) the executive’s (A) conviction of a felony; (B) commission of any other material act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of the customers, vendors or suppliers of the Company or its affiliates; (C) misappropriation of material funds or assets of the Company for personal use; or (D) engagement in unlawful harassment or unlawful discrimination with respect to any employee of the Company or any of its subsidiaries; (ii) the executive’s continued substantial and repeated neglect of his duties, after written notice thereof from the Board of Directors, and such neglect has not been cured within 30 days after the executive receives notice thereof from the Board of Directors; (iii) the executive’s gross negligence or willful misconduct in the performance of his duties hereunder that is materially and demonstrably injurious to the Company; or (iv) the executive’s engaging in conduct constituting a breach of his written obligations to the Company in respect of confidentiality and/or the use or ownership of proprietary information.

(2)
Pursuant to the Company’s Executive Change in Control Severance Agreement, “Good Reason” means any of the following: (i) a material reduction in the executive’s duties, level of responsibility or authority, other than (A) a change in title only, or (B) isolated incidents that are promptly remedied by the Company; (ii) a reduction in the executive’s base salary, without (A) the executive’s express written consent or (B) a corresponding increase in the executive’s benefits, perquisites and/or guaranteed bonus, which increase(s) have a value reasonably equivalent to the reduction in base salary; (iii) a reduction in the executive’s target bonus, without (A) the executive’s express written consent or (B) a corresponding increase in the executive’s base salary; (iv) a material reduction in the Benefits, taken as a whole, without the executive’s express written consent; (v) the relocation of the executive’s principal place of business to a location more than thirty-five (35) miles from the executive’s principal place of business immediately prior to the change in control, without the executive’s express written consent; or (vi) the Company’s (or its successor’s) material breach of the Company’s Executive Change in Control Severance Agreement.

(3)	Assumes December 31, 2016 termination date. Executive to receive a pro rata portion of target bonus.

(4)	Executive to receive a lump sum payment equal to two (2) times his then current annual base salary.

(5)	Executive to receive a lump sum payment equal to one (1) time his then current annual base salary

(6)	Executive to receive a lump sum payment equal to one (1) time his then current target bonus.

(7)	Executive may be reimbursed for up to $4,870 in outplacement services.

(8)
Executive to receive: (a) continuation of medical insurance for eighteen (18) months following the date of termination, and (b) an amount equal to the contributions that would have been made to the Company’s retirement plans on his behalf if he had continued to be employed for twelve (12) months following the date of termination.

(9)
Executive to receive the proceeds of any life insurance policy carried by the Company with respect to the Executive. In addition to the life insurance death benefit shown in the table above, there is an additional policy for accidental death and dismemberment with a maximum benefit of $1,000,000.

(10)	Executive to receive annual annuity payments under any long-term disability insurance policy carried by the Company with respect to the Executive.

(11)
As described on page 38 of the proxy statement under the heading “Other Compensation” in the Executive Compensation section and as described in the footnotes above, under the Executive Change in Control Severance Agreement, in the event of an executive’s termination without “Cause” or for “Good Reason” following an actual or during a pending change in control, all stock options, equity grants and other equity awards to the executive so terminated become fully vested and exercisable. For further information regarding the executives’ long-term equity incentive compensation and awards (including options, grants and awards under the various long term incentive plans) please refer to the Executive Compensation section on pages 33 - 46 of the proxy statement. Such accelerated vesting of these options and awards could result in payouts to the executives in such circumstances.

Policies and Procedures with Respect to Related Party Transactions
The Board is committed to upholding the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that transactions with the Company involving related parties can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the policy of the Company to avoid related party transactions.
The Company’s policy in respect of related party transactions is evidenced in the charters and guidelines of the committees of the Board referenced in our proxy statement and Code of Ethical Conduct. The types of transactions covered by the policy are (1) those transactions described under FASB ASC Topic 850 or required to be disclosed in the Company’s financial statements or periodic filings with the SEC, (2) any monetary engagement between a Board member and the Company or an officer and the Company and (3) business or personal relationships between Board members. Any related party transaction that does arise must be reviewed and approved by both the Nominating and Governance and Audit and Finance Committees. All of the members of these committees are independent directors. Such committees, in determining whether to approve the transaction, review the facts and circumstances in respect of the transaction for conflicts of interest, any anticipated effect on a Board member’s independent decision-making or judgment in respect of matters affecting the Company, any anticipated effect on a Board member’s ability to commit sufficient time and attention to the Board and other standards deemed appropriate by the committee members in light of the particular transaction being reviewed.
In addition, the Audit and Finance Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interests and adherence to the Company’s Code of Ethical Conduct. Under the Code of Ethical Conduct, directors, officers and all other members of the workforce are expected to avoid any relationships, influence or activity that would cause or even appear to cause a conflict of interest.

Certain Relationships and Related Transactions
Members of our Board of Directors hold various executive positions and serve as directors at other companies, including companies that are our customers. During the year ended December 31, 2016 we had sales totaling approximately $0.6 million and no related accounts receivable from such customers at December 31, 2016. No member of the Board of Directors had a direct or indirect material interest in the transactions.
All transactions with these companies have been made in the ordinary course of business on arms-length terms, and the members of our Board of Directors have not personally participated in these transactions on behalf of these companies or Advanced Energy.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Advanced Energy’s executive officers and directors and persons who own more than ten percent (10%) of the outstanding common stock (“reporting persons”) to file with the Securities and Exchange Commission an initial report of ownership on Form 3 and changes in ownership on Forms 4 and 5. The reporting persons are also required to furnish Advanced Energy with copies of all forms they file, including any amendments thereto. Based solely on its review of the copies of forms received by it and written representations from the reporting persons, Advanced Energy believes that each of the reporting persons timely filed all reports required to be filed in 2016 or with respect to transactions in 2016.

CORPORATE GOVERNANCE MATTERS
Codes of Conduct and Ethics
Advanced Energy has adopted Codes of Ethical Conduct that apply to the Board of Directors and employees. These Codes of Ethical Conduct are available on our website at www.advancedenergy.com. Any waivers of, or amendments to, our Codes of Ethical Conduct will be posted on our website.
Communications with Directors
The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member, or all members, of the Board of Directors electronically or by mail. Electronic communications should be addressed to boardmembers@aei.com. Mail may be sent to any director or the Board of Directors in care of Advanced Energy’s corporate office at 1625 Sharp Point Drive, Fort Collins, CO 80525. All such communications will be forwarded to the full Board of Directors or to any individual director to whom the communication is addressed unless the communication is clearly of a marketing or inappropriate nature. It is the Company’s practice to encourage all Board members to attend the Company’s annual stockholder meeting, although no written policy has been adopted in that regard.
PROPOSALS OF STOCKHOLDERS
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than the close of business on November 9, 2017. Proposals should be addressed to Thomas O. McGimpsey, Secretary, Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
Our By-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2018 Annual Meeting, must be received at our principal executive offices not earlier than the 90th day and not later than the close of business on the 60th day prior to the anniversary of the 2017 Annual Meeting date. As a result, proposals, including director nominations, submitted pursuant to our By-Laws must be received no earlier than February 3, 2018 and no later than the close of business on March 5, 2018; provided, however, that in the event that the 2018 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the date of the 2017 Annual Meeting of Stockholders, notice by stockholders in order to be timely must be delivered not earlier than the close of business on the 90th day prior to the date of the 2018 Annual Meeting of Stockholders and not later than the 60th day prior to the date of the 2018 Annual Meeting of Stockholders. In the alternative, if the first public announcement of the date of the 2018 Annual Meeting of Stockholders is less than 70 days prior to the date of such annual meeting, notice by stockholders must be delivered no later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company in order to be timely. Proposals should be addressed to Thomas O. McGimpsey, Secretary, Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Stockholders are advised to review the By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

FORM 10-K
The Report on Form 10-K is included in the 2016 Annual Report to Stockholders accompanying this proxy statement. You can request an additional copy of the 2016 Annual Report on Form 10-K by mailing a request to the Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525.
REPRESENTATION AT THE ANNUAL MEETING
It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed or vote your shares by telephone or Internet as described on the proxy card. Instructions as to how to deliver your proxy are included in this proxy statement under the caption “Delivery and Revocability of Proxies” on page 4 and on the proxy card.
THE BOARD OF DIRECTORS
Dated: March [ ], 2017
Fort Collins, Colorado

			Advanced Energy Industries, Inc.					Advanced Energy Industries, Inc.
ANNUAL MEETING OF ADVANCED ENERGY INDUSTRIES, INC.						Annual Meeting of Advanced Energy Industries, Inc.
Date:	May 4, 2017					to be held on, May 4, 2017
Time:	9:00 a.m. (Mountain Daylight Time)					for Holders as of March 7, 2017
Place:	1625 Sharp Point Drive Fort Collins, Co 80525 See Voting Instruction on Reverse Side.					This proxy is being solicited on behalf of the Board of Directors
Please make your marks like this: x Use dark black pencil or pen only							VOTE BY:
Board of Directors Recommends a Vote FOR proposals 1, 2, 3, 4, 5, 6, and 7						INTERNET		TELEPHONE
1: Election of 7 Directors		For		Withhold	Directors Recommend	Go To		866-390-9955
					i	www.proxypush.com/aeis		● Use any touch-tone telephone.
01 Frederick A. Ball		☐		☐	For	● Cast your vote online.		● Have your Voting Instruction Form ready.
02 Grant H. Beard		☐		☐	For	● View Meeting Documents.		● Follow the simple recorded instructions.
03 Ronald C. Foster		☐		☐	For		OR
04 Edward C. Grady		☐		☐	For		MAIL
05 Thomas M. Rohrs		☐		☐	For
06 John A. Roush		☐		☐	For
07 Yuval Wasserman		☐		☐	For	OR	●Mark, sign, and date your Voting Instruction Form.
● Detach your Voting Instruction Form.
		For	Against	Abstain	Directors Recommend		● Return your Voting Instruction Form in the postage-paid envelope provided.
i
2: Ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm for 2017.		☐	☐	☐	For

By signing the proxy, you revoke all prior proxies and appoint Yuval Wasserman and Thomas O. McGimpsey, and each of them acting in the absence of the other, with full power of substitution to vote your shares on matters shown on the Voting Instruction form and any other matters that may come before the Annual Meeting and all adjournments.

3: Approval of Advanced Energy's 2017 Omnibus Incentive Plan (including the form of the Long Term Incentive Plan attached thereto);		☐	☐	☐	For

4: Approval of Advanced Energy's Short Term Incentive Plan;		☐	☐	☐	For

5: Advisory approval of Advanced Energy's compensation of its named executive officers;		☐	☐	☐	For	All votes must be received by 5:00 P.M., Eastern Time, May 3, 2017.

6: Advisory vote on the frequency of future advisory votes on executive compensation;		☐	☐	☐	For			PROXY TABULATOR FOR

7: Approval of an amendment to Advanced Energy's bylaws to provide that Delaware will serve as the exclusive forum for the adjudication of certain legal disputes.		☐	☐	☐	For			ADVANCED ENERGY INDUSTRIES, INC. P.O. BOX 8016 CARY, NC 27512-9903

8: Any other matters of business properly brought before the meeting.

To attend the meeting and vote your shares in person, please mark this box.			☐

Authorized Signatures - This section must be completed for your Instructions to be executed.
EVENT #

Please sign here			Please Date Above			CLIENT #

Please sign here			Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Revocable Proxy - Advanced Energy Industries, Inc. Annual Meeting of Stockholders May 4, 2017, 9:00 AM (Mountain Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Yuval Wasserman and Thomas O. McGimpsey, and each of them, his, her or its lawful agents and proxies with full power of substitution in each, to represent the undersigned, and to vote all of the shares of common stock of Advanced Energy Industries, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Co 80525 on Thursday, May 4, 2017 at 9:00 AM, local time, and at any adjournment or postponement thereof, on all matters coming before the meeting.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted:
FOR the nominees for directors specified in Item 1 and FOR each of Items 2 - 8.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

APPENDIX A

ADVANCED ENERGY INDUSTRIES, INC.

2017 OMNIBUS INCENTIVE PLAN

Advanced Energy Industries, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2017 Omnibus Incentive Plan (the “Plan”), as follows:

1.  PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units (including deferred stock units), unrestricted stock, and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.  DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1  ”Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a “legitimate business criteria” (within the meaning of Treasury Regulation 1.409A-1(b)(5)(iii)(E)), the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).

2.2  ”Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) generally over a one-year performance period (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3  ”Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Share, or Performance Unit under the Plan.

2.4  ”Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5  ”Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6  ”Board” means the Board of Directors of the Company.

2.7  ”Cause” means, as determined by the Committee and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8  ”Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9  ”Committee” means the Compensation Committee of the Board or a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.

2.10  ”Company” means Advanced Energy Industries, Inc.

2.11  ”Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12  ”Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13  ”Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14  ”Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15  ”Effective Date” means May 4, 2017, the date the Plan was approved by the stockholders.

2.16  ”Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17  ”Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.18  ”Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19  ”Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6  hereof, or (iii) such other date as may be specified by the Committee (with the intent to be compliant with Section 409A of the Code).

2.20  ”Grantee” means a person who receives or holds an Award under the Plan.

2.21  ”Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22  ”Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23  ”Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24  ”Option Price” means the exercise price for each share of Stock subject to an Option.

2.25  ”Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26  ”Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27  ”Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28  ”Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29  ”Performance Measures” means measures as described in Section 14 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.30  ”Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31  ”Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32  ”Performance Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33  ”Plan” means this Advanced Energy Industries, Inc. 2017 Omnibus Incentive Plan.

2.34  ”Prior Plans” means the Advanced Energy Industries, Inc. 2008 Omnibus Incentive Plan, 2003 Stock Option Plan and the Advanced Energy Industries, Inc. Amended and Restated 2003 Non-Employee Directors’ Stock Option Plan, amended and restated February 15, 2006.

2.35  ”Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.36  ”Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.37  ”Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.38  ”SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9  hereof.

2.39  ”Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.40  ”Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

2.41  ”Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.42  ”Stock” means the common stock, par value $0.001 per share, of the Company.

2.43  ”Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.44  ”Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.45  ”Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.46  ”Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.47  ”Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.48  ”Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.  ADMINISTRATION OF THE PLAN

3.1 Administrator

The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation, by-laws, charter and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

Unless the Board determines otherwise, all members of the Committee shall: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code, (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

3.2  Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a change of control, the end of a performance period or termination of employment or service, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award,

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award, and

(vii) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. In addition, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-(12)month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

3.3  No Repricing.

Notwithstanding anything in this Plan to the contrary, neither the Committee nor the Board shall effect at any time directly or indirectly the repricing of any outstanding Options or SARs without stakeholder approval, including without limitation a repricing by (i) the cancellation of any outstanding Options or SARs under the Plan and the grant in substitution therefor of new Options or SARs under the Plan covering the same or different amount of Shares, or (ii) the cancellation of any outstanding Options or SARs with respect to which the Option Price or SAR Exercise Price is above Fair Market Value in exchange for a cash payment; provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.

3.4  Deferral Arrangement.

The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5  No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6  Share Issuance/Book-Entry

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.  STOCK SUBJECT TO THE PLAN

4.1  Number of Shares Available for Awards

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock reserved for issuance under the Plan shall be (i) two million five hundred thousand (2,500,000) shares of Stock, plus (ii) the number of shares of Stock available for future awards under the Advanced Energy Industries, Inc. 2008 Omnibus Incentive Plan as of the Effective Date. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2  Adjustments in Authorized Shares

The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3  Share Usage

Shares covered by an Award shall be counted as used as of the Grant Date. If any shares covered by an Award granted under the Plan or a Prior Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again will be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1, provided that any shares covered by an Award granted under a Prior Plan will again be available for making Awards under the Plan in the same amount as such shares were counted against the limits set forth in the applicable Prior Plan. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 12.2, (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 18.3, (iii) any shares added back that have been repurchased by the Company using Option exercise proceeds, or (iv) stock-settled SARs where only actual shares delivered with respect to the award are counted against the Plan reserve.

5.  EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1  Effective Date.

The Plan shall be effective as of the Effective Date.  Following the Effective Date no awards will be made under the Prior Plans.

5.2  Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3  Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.  AWARD ELIGIBILITY AND LIMITATIONS

6.1  Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Committee shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2  Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder; as modified by Code Section 409A and the regulations thereunder as Options that are non-qualified stock options and SARs.

6.3  Limitation on Shares of Stock Subject to Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is five hundred twenty five thousand five hundred (525,000) per 12 month period (of which, no more than half of such amount may be issued as Incentive Stock Options);

(ii) the maximum number of shares that can be granted under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is five hundred twenty five thousand five hundred (525,000) per 12 month period; and

(iii) the maximum number of shares of Stock granted under the Plan to any non-employee director eligible for an Award under Section 6 hereof during any 12 month period shall not have an aggregate Fair Market Value as of the Grant Date thereof that exceeds one million ($1 million) in value.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.  AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.  TERMS AND CONDITIONS OF OPTIONS

8.1  Option Price

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2  Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3  Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4  Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5  Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6  Method of Exercise.

Subject to the terms of Article 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7  Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8  Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9  Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10  Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11  Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12  Notice of Disqualifying Disposition

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.  TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1  Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2  Other Terms.

The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3  Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4  Transferability of SARS

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5  Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.  TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1  Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2  Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Committee may in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Article 14.

Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Stock Units.

10.3  Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4  Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5  Rights of Holders of Stock Units.

10.5.1  Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2  Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6  Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7  Purchase of Restricted Stock and Shares Subject to Stock Units.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock or Shares subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8  Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11  TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12  FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1  General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2  Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3  Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4  Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, Service.

13  TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1  Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2  Termination of Service.

Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14  TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1  Grant of Performance Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine. As contemplated in Section 10.2, the Committee may issue Performance Units and/or Performance Shares as performance based Restricted Stock or Stock Units.

14.2  Value of Performance Units/Performance Shares.

Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

14.3  Earning of Performance Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4  Form and Timing of Payment of Performance Units/Performance Shares.

Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the

Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5  Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6  Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that an Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1  Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2  Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Awards and (ii) the day on which 25% of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.6.3  Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14.6.4  Performance Measures.

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures (some of which may be non-GAAP financial measures):

(a) net earnings or net income;

(b) operating earnings, operating income;

(c) pretax earnings;

(d) earnings per share;

(e) earnings per share after applying a capital charge;
(f) share price, including growth measures and total stockholder return;

(g) earnings before interest and taxes and related margin;

(h) earnings before interest, taxes, depreciation and/or amortization and related margin;

(i) sales or revenue growth, whether in general, by type of product, application or service, or by type of customer;

(j) gross or operating profit or margins;

(k) return measures, including return on assets, capital, investment, equity, sales or revenue;

(l) economic value add (EVA) with or without a capital charge;

(m) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(n) productivity ratios;

(o) expense targets;

(p) market share;

(q) financial ratios as provided in credit agreements of the Company and its subsidiaries and interest expense;

(r) working capital targets;

(s) completion of acquisitions of business or companies;

(t) completion of divestitures and asset sales;

(u) operating metrics, design wins and inventory; and

(v) any combination of any of the foregoing business criteria and associated margins, some of which may exclude restructuring charges, acquisition related costs, stock based compensation, amortization of intangibles, tax release items, certain one-time tax items and other one-time charges, and may be limited to continuing operations.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5  Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) unusual and/or nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees intended to constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and the regulations thereunder, they shall be prescribed by no later than the end of the period of time for establishing the applicable performance goals set forth in Section 14.6.2 above and shall not be changed thereafter.

14.6.6  Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7  Committee Discretion.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7  Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15  PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements shall be reduced or eliminated in the following manner and order: any such reduction or elimination in rights, payments and benefits shall be applied first against the latest scheduled cash payments; then current cash payments; then any equity or equity derivatives that are included under Code Section 280G at full value rather than accelerated value (with the highest value reduced or eliminated first); then any equity or equity derivatives included under Code Section 280G at an accelerated value (and not at full value) shall be reduced or eliminated with the highest value reduced or eliminated first (as such values are determined under Treasury Regulation 1.280G-1, Q&A 24); finally any other non‑cash benefits will be reduced or eliminated in the order of latest scheduled payments to earliest scheduled payments.

16  REQUIREMENTS OF LAW

16.1  General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2  Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17  EFFECT OF CHANGES IN CAPITALIZATION

17.1  Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 6.3, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2  Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3  Corporate Transaction in which Awards are not Assumed.

Upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Stock Units and Restricted Stock are not being assumed or continued:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4  Corporation Transaction in which Awards are Assumed.

The Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

17.5  Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

17.6  No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18  GENERAL PROVISIONS

18.1  Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2  Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3  Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal up to the maximum individual tax rate in the applicable jurisdiction to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4  Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5  Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6  Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7  Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8  Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Colorado, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9  Code Section 409A.

The Committee intends that Awards either be exempt from or comply with Code Section 409A, and this Plan, all Awards and all Award Agreements shall be interpreted, structured and administered consistent with that intention. To the extent that the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, if and to the extent permissible under Code Section 409A and the applicable rules, regulations and guidance promulgated thereunder, the Committee shall amend the terms of the Award to the extent possible to avoid such additional tax; provided, however, that under no circumstances shall the Company, any Subsidiary or any Affiliate be liable for any such additional tax or any other sanction imposed upon or damage suffered by a Grantee on account of any Award being subject to and not in compliance with Code Section 409A.

20[__] LONG-TERM INCENTIVE (LTI) PLAN

PURPOSE OF THE PLAN
The purpose of the 20[__] Long-Term Incentive Plan (the “Plan”) is to drive growth and shareholder value by providing incentives for Selected Participants (defined below) to deliver increasing performance for Advanced Energy Industries, Inc. and its consolidated subsidiaries.

EFFECTIVE DATE
The Plan covers a three-year performance period from January 1, 20[__] to December 31, 20[__] (the “Plan Term” or “Performance Period”). During the Plan Term, Selected Participants will not be entitled to stock options, restricted stock units, performance stock units or other equity awards under the 2017 Plan (defined below), except for awards granted pursuant to this Plan or as otherwise determined by the Compensation Committee of the Board of Directors.

DEFINITIONS
For the purposes of this document only, the following definitions will apply:

“Award” or “award” shall mean an award consisting of Performance Stock Units (PSUs) pursuant to the Plan.

  “Board of Directors” shall mean the Board of Directors of the Company that has delegated administration of the Plan to the Committee (defined below).

“Committee” shall mean the Compensation Committee of the Board of Directors. Grants and Awards are approved by the Committee.

“Company” shall mean Advanced Energy Industries, Inc., a Delaware corporation, and its consolidated subsidiaries.

“Fiscal Year” shall mean the 12-month period ending on December 31, 20[__].

“Grant” or “grant” shall mean a grant of RSUs pursuant to the Plan.

“Non-GAAP EPS” shall mean the Company’s non-GAAP earnings per share from continuing operations. The Committee reserves discretion to make the final calculation of Non-GAAP EPS, subject to various adjustments/exclusions provided that such adjustments/ exclusions are prescribed by the Committee no later than the 90th day after the beginning of the Plan Term.

“Performance Stock Unit (PSU) Award” or “PSU” shall mean a performance based restricted stock unit award under the 2017 Plan as evidenced by an award agreement that represents a commitment to provide the Selected Participant a specific number of shares of Company common stock on a future date contingent upon meeting or exceeding the performance metrics defined herein as certified by the Committee. As set forth below, the delivery of Company shares may be satisfied in whole or in part with cash as determined by the Committee.

“Restricted Stock Unit (RSU) Grant” or “RSU” shall mean a restricted stock unit grant subject to vesting based on the lapse of one or more defined periods of time and a performance goal and awarded under the 2017 Plan as evidenced by an agreement that represents a commitment to provide the Selected Participant a specific number of shares of Company common stock on one or more future dates on the defined vesting date(s).

“Revenue” shall mean the Company’s revenue from continuing operations.

“Selected Participant” shall mean regular, full-time employees of the Company who are selected by the Committee to participate in the Plan.

“2017 Plan” shall mean the 2017 Omnibus Incentive Plan, as amended.

ELIGIBILITY
Participation is limited to Selected Participants who are not covered by any other long-term incentive plan and are therefore eligible to participate in the Plan.

Notwithstanding anything in the Plan to the contrary, and unless otherwise determined by the Committee, an individual shall not be eligible to participate in the Plan if such individual (a) performs services for the Company and is classified or paid as an independent contractor by the Company or (b) performs services for the Company pursuant to an agreement between the Company and any other person or entity including an employee leasing organization.

To be eligible for the Plan, a Selected Participant must be actively employed by the Company in the eligible role as of January 1, 20[__], and must continue to be employed and provide the services required of their position through the applicable grant/award and associated vesting dates for RSUs and PSUs. Participants who become eligible to participate in the Plan after the beginning of the Plan Term (promoted, hired, rehired or converted from a non-employee status) may be eligible for a Grants/Awards on a prorated basis. See the “New Hires / Late Entrants” section below for additional details. Participants whose tier level changes during the Plan Term (due to promotion or demotion) may be eligible, on a prorated basis, for additional Grants and Awards (in the case of promotion) or modified vesting (in case of demotions). See the “Promotions / Demotions” section below for additional details.

A Selected Participant whose employment is terminated, either voluntarily or involuntarily (regardless of cause) prior to an applicable Grant/Award or vesting date will not earn or be eligible to receive a Grant/Award or the associated vesting thereof.

Failure to comply with the Company’s policies and internal controls, including but not limited to audit and control issues, and delegation of authority, may result in a loss of eligibility and potentially termination of employment.

MEASURES OF PERFORMANCE
Not later than the 90th day after the beginning of the Plan Term, with respect to the PSUs and RSUs for the Plan Term, the Committee shall set the performance metrics and the threshold, target and stretch levels of those performance metrics.

GRANT CALCULATION
The number of RSUs granted and PSUs awarded to each Selected Participant will be based on a target annual value to be delivered to such Selected Participant based on the Selected Participant’s employment tier/title, as determined by the Committee. The Target Annual Value will be determined by the Committee at the beginning of the Plan Term in accordance with the following employment tiers:

Tier Level	Target Annual Value
Tier 0 (CEO)	$
Tier 1 (EVP CFO)	$
Tier 1 (EVP GC)	$
Tier 2 (SVP)*	$
Tier 3 (VP)*	$
                                                * Depending upon the position.

The RSUs granted and PSUs awarded would be based on the target annual value for each tier level as defined by the Committee, which would then be applied to the closing or opening stock price on the grant/award date (or such other date/time as determined by the Committee not later than the 90th day after the beginning of the Plan Term). The Plan shall utilize RSUs and PSUs in such ratios as it shall determine not later than the 90th day following the beginning of the Plan Term. The Committee shall establish a value of a RSU and PSU using a valuation methodology as determined by the Committee, consistent with the definition of “Fair Market Value” contained in the 2017 Plan not later than the 90th day after the beginning of the Plan Term.

PSU Awards
The Committee shall award PSUs under the Plan at the full stretch amount, which amount shall be determined by the Committee not later than the 90th day after the beginning of the plan Term.  While the award of each PSU is issued on the award date as determined by the Committee, only after the Committee has confirmed that the applicable performance metric has been met as specified below, will the Plan grant and vest shares underlying the PSU awards or settle by the delivery of cash (or a combination thereof as determined by the Committee). If settled in whole or part in cash, the amount of cash would be equal to the closing or opening market value of shares on such settlement date (or such other date/time as determined by the Committee not later than the 90th day after the beginning of the Plan Term).  See “Vesting Schedule” section below for additional details.

VESTING SCHEDULE
Unless a separate vesting schedule is established by the Committee for a Selected Participant not later than the 90th day after the beginning of the Plan Term, all RSUs granted under the Plan will vest ratably over a three (3) year period, with one-third vesting on each anniversary date of the date of the grant subject to the Company achieving the pre-established performance goal(s) as of the end of the prior Fiscal Year. The Committee will evaluate the actual business results against the pre-established performance metrics for the preceding Fiscal Year in order to determine the percentage of RSU’s that are eligible to vest.

As soon as practicable following the end of each fiscal quarter (commencing in the first quarter of 20[__]), the Committee will evaluate actual business results against the pre-established performance metrics for the preceding four (4) fiscal quarters in order to determine the percentage of the PSU grant that is eligible to vest; provided, however, that with respect to the CEO, the Board shall be consulted prior to any final determination. The Committee will continue to evaluate the Company’s business results against the pre-established performance metric(s) following every quarter with respect to the preceding four (4) quarters. The Company will pay out an incremental amount each quarter based on the achievement of threshold performance, target performance or stretch performance, but in no event shall an Award exceed the stretch target value for the Performance Period.

The following sets forth an example of how PSUs vest based on the 2017 performance metrics and threshold, target and stretch performance levels determined by the Committee.

Vesting Table

	Revenue Weight 50%(1)	Non-GAAP EPS Weight 50%
Performance	Percentage of Target PSU Shares That Vest for Revenue Metric	Percent of Target PSU Shares That Vest for Non-GAAP EPS	Combined Percentage Vesting(2)
Performance At Threshold	25%	25%	50%
Performance Equal to Target	50%	50%	100%
Performance At or Above Stretch Target	100%	100%	200%
(1) Vesting of all or portions of such PSUs can occur in any quarter over such Performance Period (but no sooner than the first fiscal quarter of 2018 for the 4 preceding fiscal quarters) if either Revenue or Non-GAAP EPS goals are independently met over the preceding four quarter period; provided, however, that a threshold level of Non-GAAP EPS must be met in order to trigger vesting related to the Revenue goals.
(2) For example, if a Selected Participant has a 100 PSU opportunity at target under the LTI Plan, and the Company meets target performance for both Revenue and Non-GAAP EPS for the 4 quarter period ended December 31, 2017, the combined vesting percentage will be 100% (50% for Revenue plus 50% for Non-GAAP EPS) resulting in 100 PSUs vesting. Since the initial award itself is made at stretch (200% or 200 PSUs), all those shares earned at target will vest with none being forfeited. If the Company then meets stretch performance for both Revenue and Non-GAAP EPS for the 4 quarter period ended March 31, 2018, the combined vesting percentage will be 200% resulting in an additional 100 PSUs vesting. No additional PSUs would be awarded during the Performance Period. If the stretch goal is not fully met during the performance period, the unearned portion of the initial award is forfeited at the end of the plan term.

Achievement percentages between the threshold and target and between the target and stretch levels will be interpolated at the end of the Performance Period (but not during the Performance Period).

NEW HIRES / LATE ENTRANTS
Selected Participants who become eligible to participate in the Plan after the beginning of the Plan Term (promoted, hired, rehired or converted from a non-employee status) will be eligible for a Grant/Award on a prorated basis. Late entrants into the Plan are subject to approval by the Committee. The actual number of RSUs granted or PSUs awarded will be prorated based on the calendar date the Selected Participant became eligible to participate during the Plan Term (“Eligibility Date”). The date the Committee approves a Selected Participant’s eligibility is considered their “Eligibility Date” for purposes of determining the timing and number of RSUs or PSUs.

Eligibility Date	20[__] Fiscal Year
January 1, 20[__]	100%
April 1, 20[__]	75%
July 1, 20[__]	50%
October 1, 20[__]	25%

Final eligibility percentages will be interpolated based on actual “Eligibility Date” to calculate the final number of PSUs granted and RSUs awarded. A Selected Participant who becomes eligible after October 1 of the Fiscal Year will not be eligible for a Grant/Award.

PROMOTIONS / DEMOTIONS
The promotion of a Selected Participant shall be indicated by an approved change in tier/title level from one eligible level to another (for example, a promotion from Tier 3 to Tier 2). See “New Hires/Late Entrants” section for the treatment of individuals whose promotion results in new eligibility in the Plan (for example, a promotion from an ineligible level (tier 4 and below) to an eligible one). The Committee may in its sole and absolute discretion determine that a promotion is not entitled to an increase in Grants or Awards. No promotion shall be considered after October 1 of the Fiscal Year.

Upon approval of the promotion by the Company and, for purposes of this Plan, confirmed by the Committee, the Selected Participant may be eligible for an additional grant or RSUs and award of PSUs by the Committee representing the difference in targeted value between the old and new tier levels for the remainder of the Plan Term. The number of additional RSUs and PSUs to be Granted/Awarded will be prorated based on the actual promotion date for the calendar year in which the promotion occurs.

A demotion of a Selected Participant shall be determined by the Company, and such action would result in a change in tier level from one eligible level to the level below (e.g., a demotion from Tier 2 to Tier 3). Any vesting that occurs following the demotion will be based upon the new level for the remainder of the Plan Term. The number of RSUs or PSUs available for vesting or settlement will be prorated based on the actual demotion date. If the demotion occurs following a vesting date (e.g., anniversary date for RSUs and performance determination date for preceding four (4) quarter period for PSUs (e.g., a demotion effective in the next quarter before settlement)), the Selected Participant will be eligible for the vesting/settlement at the prior tier level for that grant/award and prorated based on the new level for the remainder of the Plan Term.

If the demotion results in the loss of eligibility in the Plan (e.g., a demotion from Tier 2 or 3 to Tier 4 or below), the Selected Participant will not be eligible for further vesting/settlement under the Plan. All unvested PSUs or RSUs awarded under the Plan will be cancelled as of the demotion date in the above example.

TERMINATION OF EMPLOYMENT
A condition precedent to receiving a Grant or Award of a RSU or PSU and the associated vesting and settlement, or prorated portion thereof, is continuous active employment, which shall include qualifying leaves of absence through the applicable vesting and settlement of RSUs or PSUs. Participants must be actively employed by the Company on the date of Grant or Award of RSUs or PSUs respectively and vesting or settlement of RSUs or PSUs respectively in order to receive any benefit therefrom. A Selected Participant whose employment is terminated, either voluntarily or involuntarily (regardless of cause) prior to an applicable Grant, Award, vesting or settlement date will not be eligible for any Grant, Award, vesting or settlement. All unvested and unsettled RSUs or PSUs are cancelled as of the employment termination date, except as provided below. Please note that irrespective of the terms of this Plan, if the Selected Participant is subject to a Company-issued executive change of control agreement (“CIC Agreements”), those terms may take precedence in particular situations related to certain terminations and associated vesting of and settlement of RSUs or PSUs.

In addition, all vested and unvested RSUs or PSUs of a Selected Participant whose employment is terminated with cause (e.g., a violation of Company policy) is subject to cancellation and forfeiture.

2017 OMNIBUS INCENTIVE PLAN
Grants and Awards made under this Plan must be in accordance with and are subject to the terms of the 2017 Plan. Each Selected Participant is also required to sign or electronically acknowledge the appropriate grant and award agreements agreeing to the detailed terms and conditions of the Grant and Award. These agreements will be made available to Selected Participants at the time of Grant or Award.

ADMINISTRATION
The Committee will be responsible for the administration of the Plan. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations deemed advisable, and to make all other administrative determinations necessary. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

GENERAL
The Committee reserves the right to define Company performance metrics and to review, revise, amend, or terminate the Plan at any time without notice at its sole discretion without any liability to the Selected Participant.  Among the performance metrics (some of which may be non-GAAP financial measures) the Committee may use, are the following: (a) net earnings or net income; (b) operating earnings, operating income; (c) pretax earnings; (d) earnings per share; (e) earnings per share after applying a capital charge; (f) share price, including growth measures and total stockholder return; (g) earnings before interest and taxes and related margin; (h) earnings before interest, taxes, depreciation and/or amortization and related margin; (i) sales or revenue growth, whether in general, by type of product, application or service, or by type of customer; (j) gross or operating profit or margins; (k) return measures, including return on assets, capital, investment, equity, sales or revenue; (l) economic value add (EVA) with or without a capital charge; (m) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (n) productivity ratios; (o) expense targets; (p) market share; (q) financial ratios as provided in credit agreements of the Company and its subsidiaries and interest expense; (r) working capital targets; (s) completion of acquisitions of business or companies; (t) completion of divestitures and asset sales; (u) operating metrics, design wins and inventory, and (v) any combination of any of the foregoing business criteria and associated margins, some of which may exclude restructuring charges, acquisition related costs, stock based compensation, amortization of intangibles, tax release items, certain one-time tax items and other one-time charges, and may be limited to continuing operations.

Although the Committee may use any of the above performance metrics, the Committee shall set one or more of such performance metrics for each Award or Grant not later than the 90th day after the beginning of the Plan Term. The Committee may determine to exclude certain adjustments, one-time taxes and other charges from the performance metrics to the extent they are determined to be excluded by the Committee no later than 90 days after the beginning of the Plan Term. Notwithstanding any other provision of the Plan, if the Committee determines that an Award or Grant need not be qualified as performance based compensation under Section 162(m) of the Internal Revenue Code, as amended, the Committee may modify the performance metrics, the weighting of performance metrics, the target annual values, threshold, target and stretch performance levels and any other terms of such Award or Grant at any time during the Plan Term, including after the first 90 days of a Plan Term.

Only the Committee has the ability to modify the Plan, and all modifications to the Plan must be in writing and approved by the Committee, and all modifications to the Plan related to the CEO must be reviewed by the Board of Directors. Except for certain limited exceptions with respect to CIC Agreements (as discussed above) and employment agreements (as discussed below), this Plan document supersedes any prior communications or previous document you may have received. In the event of any conflict between a Selected Participant’s employment agreement with the Company and this Plan, the terms of the Selected Participant’s employment agreement will control for those provisions that do not relate to equity incentive compensation.

The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Selected Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Any questions regarding this Plan should be directed to the Human Resources department.

TERMS AND CONDITIONS - UNITED STATES ONLY
This Plan does not constitute a guarantee of work, job status or employment for any period of time. Your employment at Advanced Energy Industries, Inc. or its affiliate is at will and either you or the Company or affiliate may terminate the relationship at any time. This document is not intended to create a contract of employment or commitment of ongoing payment, express or implied.

APPENDIX B

20[__] Short-Term Incentive (STI) Plan

Purpose of the Plan
The purpose of the 20[__] Short-Term Incentive Plan (the “Plan”) is to reward Selected Participants (defined below) of Advanced Energy Industries, Inc. and its subsidiaries (the “Company”) for the achievement of specific Company strategic goals.

Effective Date
The Plan is in effect from January 1, 20[__] to December 31, 20[__] (“Plan Term”) and supersedes all prior arrangements designed to provide annual incentive Bonus Awards.

Definitions
For the purposes of this document only, the following definitions will apply:

“Board of Directors” shall mean the Board of Directors of Advanced Energy Industries, Inc. that has delegated administration of the Plan to the Committee (defined below).

“Bonus Award” shall mean the actual award paid to a Selected Participant, as determined by the Committee, paid in cash following the end of the Plan Term but generally no later than 75 days from the end of the fiscal year during which the applicable Plan Term ends.

“Committee” shall mean the Compensation Committee as appointed by the Board of Directors to administer the Plan.

“Company” shall mean Advanced Energy Industries, Inc., a Delaware corporation, including all affiliate and subsidiary companies.

“Fiscal Year” shall mean the 12-month period over which the Company measures financial performance, and for purposes of this Plan, will extend from January 1, 20[__] to December 31, 20[__].

“Plan” shall mean the 20[__] Short-Term Incentive Plan whose terms and conditions are presented herein.

“Plan Term” shall mean the one-year period of performance measurement in the Plan, which will extend from January 1, 20[__] to December 31, 20[__].

“Selected Participant” shall mean regular, full-time employees of the Company who are deemed eligible and selected by the Committee to participate in the Plan.

Eligibility
Participation is limited to Selected Participants who are not covered by any other short-term incentive or commission plan and are therefore eligible to participate in the Plan.

Notwithstanding anything in the Plan to the contrary, and unless otherwise determined by the Committee, an individual shall not be eligible to participate in the Plan if such individual (a) performs services for the Company and is classified or paid as an independent contractor by the Company or (b) performs services for the Company pursuant to an agreement between the Company and any other person or entity including an employee leasing organization.

To earn and be eligible for a Bonus Award, if any, a Selected Participant must be actively employed in the eligible role as of October 1, 20[__], and must be employed and continue to be employed and provide the services required of their position through the applicable Bonus Award payment date.  Selected Participants who become eligible to participate in the Plan after the beginning of the Plan Term (promoted, hired, rehired or converted from a non-employee status) may be eligible for a Bonus Award payment on a prorated basis.  If a Selected Participant’s tier changes during the Plan Term, the target percentage used in the calculation will reflect the tier the Selected Participant was in during the majority of the Plan Term.

A condition precedent to earning any Bonus Award or prorated portion thereof is continuous active employment, which may include qualifying leaves of absence through the Bonus Award payment date.   Selected Participants must be actively employed

by the Company on the date Bonus Awards are paid in order to earn a Bonus Award.  A Selected Participant whose employment is terminated, either voluntarily or involuntarily, prior to an applicable Bonus Award payment date will not earn or be eligible to receive any payment.  Please note that irrespective of the terms of this Plan, if the Selected Participant is subject to a Company-issued executive change of control agreement (“CIC Agreements”), those terms may take precedence in particular situations related to certain terminations and associated payment of a Bonus Award.

Failure to comply with the Company’s internal controls and policies, including but not limited to audit and control issues, or the delegation of authority policy, may result in a loss of Bonus Award eligibility and potentially termination of employment.

Measures of Performance
No later than 90 days after the beginning of the Plan Term, annual performance metrics have been or will be established by the Committee for 20[__] based on the Company’s 20[__] Annual Operating Plan.  The Committee may only establish performance metrics permitted by the General section of this Plan. The performance metrics translate the business strategy into defined targets against which actual business results are measured during the Fiscal Year.

Under the Plan, the corporate bonus pool for 20[__] will be funded to the extent the Company achieves certain threshold, target or stretch levels of the pre-established performance metrics.

Each of these performance metrics carries a different weight in funding the corporate bonus pool (generally referred to herein as “corporate achievement”), which weights will be determined by the Committee no later than 90 days after the beginning of the Plan Term.  The corporate achievement scale funds the bonus pool [ ]% at threshold, [ ]% at target, and [ ]% at stretch, each of which will be determined by the Committee no later than 90 days after the beginning of the Plan Term. The Committee may determine that one or more performance metrics must be met to trigger pool funding for the remaining performance metrics. Achievement percentages between the threshold and target and between the target and stretch levels will be interpolated based on actual results in each category to determine the final achievement percentage to fund the pool.

For example, for the 2017 Plan Term, based upon actual results in each of the pre-established performance metrics, the achievement scale for each performance metric is as follows:

	Weighted Payout Revenue*	Weighted Payout non-GAAP OI	Weighted Payout Operating Cash Flow*
Stretch	200%	200%	200%
Target	100%	100%	100%
Threshold	50%	50%	50%
*Assumes achievement of the Company non-GAAP OI threshold. Non-GAAP OI must be met to trigger pool funding for revenue and operating cash flow.

The Committee may, in its sole and absolute discretion, allocate a portion or all of any Selected Participant’s bonus opportunity to discretionary determinations; provided however, that decision is contingent on the Committee’s determination that such Bonus Award will not qualify as performance based compensation under 162(m) of the Internal Revenue Code, as amended.  The executive officer’s bonus opportunity is based solely on corporate achievement whereas other members of management below the executive officer level are additionally required to achieve individual performance goals that are separately communicated to those Selected Participants.

Bonus Award Calculation
Potential Bonus Awards are calculated as a percentage of the Selected Participant's year-end annualized base salary; provided, however, that, notwithstanding any other provisions of this Plan, the maximum amount of the Bonus Award that may be earned by and paid to any Selected Participant in respect of the Plan Term shall not exceed $3 million (the “Maximum Payout”).  The annual target Bonus Award will be determined by the Committee at the beginning of the Plan Term in accordance with the following employment tiers:

Tier Level	Annual Target
0 - CEO	%
1- EVP*	%
2 - Senior VP*	%
3 - VP*	%
                                               * Depending on the position.

For those Selected Participants that are assigned to tier levels 2 or 3, the achievement of the Company performance metrics as set forth in this Plan shall only trigger the payment of a Bonus Award if that Selected Participant achieves the individual performance goals and objectives applicable to that particular Selected Participant (i.e., pool funding according to corporate achievement plus achieving individual performance goals).  For Selected Participants that are assigned to tier levels 0 or 1, the achievement of the corporate achievement metrics shall result in such Selected Participants being paid a Bonus Award, subject to the terms and conditions of the Plan.

At the end of the Plan Term, the Committee will evaluate actual business results against each established performance metric in order to determine and certify the final percentage of Bonus Award for which the Selected Participant is eligible; provided, however, that with respect to the CEO, the Board shall be consulted prior to any final determination.

Subject to meeting the conditions and terms of the Plan, the final Bonus Award payout percent will be multiplied by the Selected Participant’s year-end annualized base salary resulting in a final Bonus Award payment. No Selected Participant shall receive a Bonus Award payment greater than the Maximum Payout.

Method and Timing of Payment
Bonus Award payments, if any, are paid as soon as practicable after the Fiscal Year-end review and authorization of the payments by the Committee but generally no later than 75 days from the end of the year during which the applicable Plan Term ends.  Bonus Awards will be paid in cash. Bonus payouts are limited to the extent the bonus pool is funded by corporate achievement of performance metrics or achievement of individual performance goals as applicable.

The Bonus Award payment is subject to standard deductions and withholdings specific to the Selected Participant.  Such deductions may include, but are not limited to, any participant elections made by the Selected Participant for deferrals through payroll into the relevant qualified employer-sponsored Plans. Any such deferrals will be made in accordance with the terms of the applicable tax qualified employer-sponsored Plans.

U.S. Only:  Notwithstanding the foregoing, if the payment of any Bonus Award at the time specified herein would result in the adverse tax consequences described in Section 409A(a)(1) of the Internal Revenue Code (the “Code”) as a result of the recipient’s status as a “specified employee” (within the meaning of Section 409A of the Code), the time of such payment shall be amended to the minimum extent necessary to comply with Code Section 409A.  If and to the extent permissible, the Company will withhold federal income tax at the appropriate IRS supplemental wage rate plus applicable employment taxes and state taxes for Bonus Award payments.  For all benefits purposes such as Short-term Disability, Long-term Disability or Life Insurance, earnings and/or income is defined by the plan documents governing those plans.  Bonus Awards are considered eligible earnings for 401(k) contributions if the Selected Participant has previously elected a bonus deferral percentage.

Administration
The Committee will be responsible for the administration of the Plan.  The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations deemed advisable, and to make all other administrative determinations necessary.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

General
The Committee reserves the right to define Company performance metrics, to determine and assign individual performance goals and objectives for Selected Participants, and to review, revise, amend, or terminate the Plan at any time without notice at its sole discretion.  Among the performance metrics the Committee may use (some of which may be non-GAAP financial measures), are the following: (a) net earnings or net income; (b) operating earnings, operating income; (c) pretax earnings; (d) earnings per share; (e) earnings per share after applying a capital charge; (f) share price, including growth measures and total stockholder return; (g) earnings before interest and taxes and related margin; (h) earnings before interest, taxes, depreciation and/or amortization and related margin; (i) sales or revenue growth, whether in general, by type of product, application or service, or by type of customer; (j) gross or operating profit or margins; (k) return measures, including return on assets, capital, investment, equity, sales or revenue; (l) economic value add (EVA) with or without a capital charge; (m) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (n) productivity ratios; (o) expense targets; (p) market share; (q) financial ratios as provided in credit agreements of the Company and its subsidiaries and interest expense; (r) working capital targets; (s) completion of acquisitions of business or companies; (t) completion of divestitures and asset sales; (u) operating metrics, design wins and inventory, and (v) any combination of any of the foregoing business criteria and associated margins, some of which may exclude restructuring charges, acquisition related costs, stock based compensation, amortization of intangibles, tax release items, certain one-time tax items and other one-time charges, and may be limited to continuing operations.

Although the Committee may use any of the above performance metrics, the Committee shall set one or more of such performance metrics for each potential Bonus Award not later than the 90th day after the beginning of the Plan Term. The Committee may determine to exclude certain adjustments, one-time taxes and other charges from the performance metrics to the extent they are determined to be excluded by the Committee no later than 90 days after the beginning of the Plan Term. Notwithstanding any other provision of the Plan, if the Committee determines that a potential Bonus Award need not be qualified as performance based compensation under Section 162(m) of the Internal Revenue Code, as amended, the Committee may modify the performance metrics, the weighting of performance metrics, the annual targets, threshold, target and stretch performance levels and any other terms of such potential Bonus Award at any time during the Plan Term, including after the first 90 days of a Plan Term.

Only the Committee has the ability to modify the Plan, and all modifications to the Plan related to the CEO must be reviewed by the Board of Directors.  Except for certain limited exceptions with respect to CIC Agreements (as discussed above) and employment agreements (as discussed below), this Plan document supersedes any prior communications or previous document you may have received. In the event of any conflict between a Selected Participant’s employment agreement with the Company and this Plan, the terms of the Participant’s employment agreement will control for those provisions that do not relate to annual bonus incentive compensation.

The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Selected Participants under the Plan.  The Plan shall constitute an “unfunded” plan of the Company.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. Any questions regarding this Plan should be directed to the Human Resources department.

Terms and Conditions - United States Only
This Plan does not constitute a guarantee of work, job status or employment for any period of time.  Your employment at Advanced Energy Industries, Inc. or its affiliate is at will and either you or the Company or affiliate may terminate the relationship at any time.  This document is not intended to create a contract of employment or commitment of ongoing payment, express or implied.